OFFICE LEASE

Between

SMIII WOODBRIDGE PLAZA, LLC,

Landlord,

and

CAREADVANTAGE, INC.,

Tenant

REFERENCE DATA

The information contained on this Reference Data page is for convenience of reference only and is subject to the terms of the Lease.

LANDLORD:	SMIII WOODBRIDGE PLAZA, LLC, a Delaware limited liability company

LANDLORD’S ADDRESS:	c/o KBS Realty Advisors, LLC 590 Madison Avenue, 26th Floor New York, NY 10022

TENANT:	CAREADVANTAGE, INC., a Delaware corporation

TENANT’S ADDRESS:	Prior to the Commencement Date: 485(C) Route 1 South, 4th Floor Iselin, New Jersey 08830 From and after the Commencement Date: 485(A) Route 1 South, 2nd Floor Iselin, New Jersey 08830

PREMISES:	Building (A) Portion of 2nd Floor, Suite No. 200 Woodbridge Corporate Plaza 485(A) Route 1 South Iselin, New Jersey 08830

RENTABLE AREA OF PREMISES:	6,189 square feet

RENTABLE AREA OF BUILDING:	83,768 square feet

LEASE TERM:
6 years, 4 months, and, if the Commencement Date is not the first day of a month, the period between the Commencement Date and the day preceding the first day of the month immediately following the Commencement Date

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SCHEDULED COMMENCEMENT DATE:	April 1, 2010

BASE RENT:	Lease Months	Base Rental Rate	Annual Base Rent	Monthly Base Rent
	1 - 12	$43.65	$270,149.85	$22,512.49
	13 - 76	$28.00	$173,292.00	$14,441.00

BASE YEAR:	2010

TENANT’S PROPORTIONATE SHARE:	7.39%

TAX ADJUSTMENT:	Tenant shall pay Tenant’s Proportionate Share of the amount by which Taxes for any Adjustment Year exceeds Taxes for the Base Year.

EXPENSE ADJUSTMENT:	Tenant shall pay Tenant’s Proportionate Share of the amount by which Expenses for any Adjustment Year exceeds Expenses for the Base Year.

UTILITY EXPENSE ADJUSTMENT:	Tenant shall pay Tenant’s Proportionate Share of the amount by which Utility Expenses for any Adjustment Year exceeds Utility Expenses for the Base Year.

SECURITY DEPOSIT:	$10,000.00, such sum to be deposited by Tenant with Landlord by no later than January 15, 2011, with time being of the essence.

PERMITTED USES:	General Offices

GUARANTOR(S):	None

BROKER(S):	FirstService Williams

PARKING:
Tenant shall have access, on a non-exclusive basis, to four (4) parking spaces per thousand (1,000) square feet of the total Rentable Area of the Premises. Landlord acknowledges that three (3) of the aggregate of the aforesaid parking spaces shall be exclusive to Tenant, and shall be located as shown in the parking plan annexed hereto as Exhibit I.

OPTION:	None

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ARTICLE 1	GRANT OF LEASE; PREMISES; BUILDING; PROJECT; AND COMMON AREAS	1

1.1	LEASE OF PREMISES	1
1.2	THE BUILDING AND THE OFFICE COMPLEX	1
1.3	COMMON AREAS	1
1.4	LANDLORD’S USE AND OPERATION OF THE BUILDING, PROJECT, AND COMMON AREAS	2

ARTICLE 2	TERM; POSSESSION	2

2.1	TERM	2
2.2	EARLY POSSESSION	3
2.3	FAILURE TO DELIVER POSSESSION	3
2.4	LEASE YEAR DEFINED	3

ARTICLE 3	BASE RENT	4

3.1	BASE RENT	4
3.2	MANNER OF PAYMENT	5
3.3	LATE CHARGES	5

ARTICLE 4	RENT ADJUSTMENTS	6

4.1	OBLIGATION TO PAY RENT ADJUSTMENTS	6
4.2	DEFINITIONS	6
4.3	COMPUTATION OF RENT ADJUSTMENTS	11
4.4	PAYMENTS OF RENT ADJUSTMENTS; PROJECTIONS	12
4.5	READJUSTMENTS	13
4.6	BOOKS AND RECORDS	15
4.7	AUDIT PROCEDURES	15
4.8	PRORATION AND SURVIVAL	16
4.9	NO DECREASE IN BASE RENT	16
4.10	ADDITIONAL RENT	16

ARTICLE 5	USE OF PREMISES	16

ARTICLE 6	SERVICES	16

6.1	SERVICES PROVIDED	16
6.2	FAILURE TO PAY FOR SERVICES	19
6.3	FAILURE TO FURNISH SERVICES	19
6.4	REGULATIONS REGARDING UTILITIES SERVICES	19
6.5	LANDLORD’S RIGHT TO DISCONTINUE FURNISHING ELECTRICITY	19
6.6	ELECTRICAL CAPACITY	20
6.7	TAXES	20

ARTICLE 7	CONDITION AND CARE OF PREMISES	21

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ARTICLE 8	RETURN OF PREMISES	21

8.1	SURRENDER OF POSSESSION	21
8.2	INSTALLATIONS AND ADDITIONS	21
8.3	TRADE FIXTURES AND PERSONAL PROPERTY	22
8.4	SURVIVAL	22

ARTICLE 9	HOLDING OVER	22

ARTICLE 10	RULES AND REGULATIONS	22

ARTICLE 11	RIGHTS RESERVED TO LANDLORD	23

11.1	RIGHTS RESERVED TO LANDLORD	23
11.2	USE OF ROOF AND LAND	25

ARTICLE 12	ALTERATIONS	25

12.1	CONSENT	25
12.2	REMOVAL OF ALTERATIONS	26
12.3	LANDLORD FUNDED IMPROVEMENTS	27
12.4	TENANT’S WIRING	27

ARTICLE 13	ASSIGNMENT AND SUBLETTING	27

13.1	ASSIGNMENT AND SUBLETTING	27
13.2	RENTALS BASED ON NET INCOME	28
13.3	TENANT TO REMAIN OBLIGATED	28
13.4	TENANT’S NOTICE; LANDLORD'S RIGHT TO TERMINATE	28
13.5	LANDLORD’S CONSENT	29
13.6	PROFITS	29
13.7	ASSIGNEE TO ASSUME OBLIGATIONS	30
13.8	CHANGE OF CONTROL	30
13.9	COSTS AND LEGAL FEES	31
13.10	TIME LIMITATION	31
13.11	INDEMNIFICATION	31

ARTICLE 14	WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT	31

14.1	WAIVER OF CERTAIN CLAIMS	31
14.2	DAMAGE CAUSED BY TENANT’S NEGLECT	32
14.3	TENANT RESPONSIBLE FOR PERSONAL PROPERTY	32
14.4	INDEMNIFICATION	32

ARTICLE 15	DAMAGE OR DESTRUCTION BY CASUALTY	33

15.1	DAMAGE OR DESTRUCTION BY CASUALTY	33
15.2	ABATEMENT OF RENT	33

ARTICLE 16	EMINENT DOMAIN	33

ARTICLE 17	DEFAULT	34

17.1	EVENTS OF DEFAULT	34
17.2	RIGHTS AND REMEDIES OF LANDLORD	35
17.3	RIGHT TO RE-ENTER	35
17.4	CURRENT DAMAGES	36
17.5	FINAL DAMAGES	36
17.6	REMOVAL OF PERSONAL PROPERTY	37
17.7	ATTORNEYS' FEES	37
17.8	ASSUMPTION OR REJECTION IN BANKRUPTCY	37
17.9	DEFAULT UNDER OTHER LEASES	37
17.10	WAIVER OF RIGHT OF REDEMPTION	37

ARTICLE 18	SUBORDINATION	38

18.1	SUBORDINATION	38
18.2	LIABILITY OF HOLDER OF MORTGAGE; ATTORNMENT	38
18.3	MODIFICATION REQUIRED BY HOLDER OF A MORTGAGE	39
18.4	SHORT FORM LEASE	39

ARTICLE 19	MORTGAGEE PROTECTION	39

ARTICLE 20	ESTOPPEL CERTIFICATE	40

ARTICLE 21	SUBROGATION AND INSURANCE	40

21.1	WAIVER OF SUBROGATION	40
21.2	TENANT’S INSURANCE	41
21.3	CERTIFICATES OF INSURANCE	42
21.4	COMPLIANCE WITH REQUIREMENTS	42

ARTICLE 22	NONWAIVER	43

ARTICLE 23	TENANT - DUE AUTHORIZATION	43

ARTICLE 24	REAL ESTATE BROKERS	44

ARTICLE 25	NOTICES	44

ARTICLE 26	ENVIRONMENTAL MATTERS	45

26.1	TENANT’S OBLIGATIONS WITH RESPECT TO ENVIRONMENTAL MATTERS	45
26.2	LANDLORD’S RIGHT TO INSPECT	46
26.3	COPIES OF NOTICES AND DOCUMENTATION	47
26.4	LANDLORD’S RIGHT TO ACT	47
26.5	INDEMNIFICATION	47

ARTICLE 27	SECURITY DEPOSIT	48

27.1	SECURITY DEPOSIT	48

27.2	TRANSFER OF SECURITY DEPOSIT		49

ARTICLE 28	RELOCATION OF TENANT		49

ARTICLE 29	TITLE AND COVENANT AGAINST LIENS		50

ARTICLE 30	MISCELLANEOUS		51

30.1	SUCCESSORS AND ASSIGNS		51
30.2	MODIFICATIONS IN WRITING		51
30.3	NO OPTION; IRREVOCABLE OFFER		51
30.4	DEFINITION OF TENANT		51
30.5	DEFINITION OF LANDLORD		51
30.6	HEADINGS		51
30.7	TIME OF ESSENCE		51
30.8	DEFAULT RATE OF INTEREST		52
30.9	SEVERABILITY		52
30.10	ENTIRE AGREEMENT		52
30.11	FORCE MAJEURE		52
30.12	SECURITY INTEREST		52
30.13	CHOICE OF LAW		53
30.14	RELATIONSHIP		53
30.15	NO RECORDING		53
30.16	ATTORNEY’S FEES		53
30.17	TENANT’S REMEDIES		53
30.18	NO COUNTERCLAIMS		53
30.19	NO PRESUMPTION		54
30.20	AUTHORITY OF AGENT		54

ARTICLE 31	AMERICANS WITH DISABILITIES ACT		54

ARTICLE 32	EXCULPATORY PROVISIONS		55

ARTICLE 33	[INTENTIONALLY OMITTED.]		55

ARTICLE 34	ANTI-TERRORISM REQUIREMENTS		55

ARTICLE 35	[INTENTIONALLY OMITTED.]		56

EXHIBIT A	-	Floor Plan for the Premises
EXHIBIT B	-	Legal Description of Land
EXHIBIT C	-	Rules and Regulations
EXHIBIT D	-	Workletter
EXHIBIT E	-	Intentionally Omitted
EXHIBIT F	-	Janitorial and Cleaning Schedule
EXHIBIT G	-	Confirmation of Commencement Date
EXHIBIT H	-	Intentionally Omitted
EXHIBIT I	-	Parking Plan

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made and entered into as of the 28th day of December, 2009 by and between SMIII WOODBRIDGE PLAZA, LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”), and CAREADVANTAGE, INC., a Delaware corporation (hereinafter referred to as “Tenant”).

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant hereby agree as follows:

ARTICLE 1

GRANT OF LEASE; PREMISES; BUILDING; PROJECT; AND COMMON AREAS

1.1           LEASE OF PREMISES.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises outlined in the floor plan attached hereto as Exhibit A and hereby made a part hereof (hereinafter referred to as the “Premises”) on the second (2nd) floor of the building located at Woodbridge Corporate Plaza, 485(A) Route 1 South, Iselin, New Jersey  08830, and known as Building (A) (hereinafter referred to as the “Building”).

1.2           THE BUILDING AND THE OFFICE COMPLEX.  The Building, which is located on land (the “Land”) legally described in Exhibit B attached hereto and made a part hereof, is part of an office project known as “Woodbridge Corporate Plaza”, which contains another five (5) office buildings (collectively, the “Adjacent Buildings”).  The term “Office Complex,” as used in this Lease, shall mean (i) the Building and the Adjacent Buildings, comprised of Buildings A, B, C, D, E and F, and the “Common Areas,” as that term is defined in Section 1.3 below, (ii) the Land (which is improved with landscaping, open-use parking lots and other improvements) upon which the Building, the Adjacent Buildings, and the Common Areas are located, and (iii) at Landlord’s discretion, any additional real property, areas, buildings or other improvements added thereto pursuant to the terms of Section 1.4 of this Lease.

1.3           COMMON AREAS.  Tenant shall have the non-exclusive right to use in common with other tenants in the Office Complex, and subject to the rules and regulations referred to in Article 10 of this Lease, those portions of the Office Complex which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Office Complex, whether or not those areas are open to the general public, or which contain facilities or equipment used or usable in the operation of the Office Complex, even if access to such areas may be restricted to Landlord’s personnel (such areas are collectively referred to herein as the “Common Areas”).  Common Areas shall be deemed to include, without limitation,  the cafeteria presently located in Building C of the Office Complex, to the extent such cafeteria is operational and open for business, it being expressly understood and agreed that Landlord shall not be obligated to provide any such cafeteria. The term “Exterior Common Areas,” as used in this Lease, shall mean the portions of the Common Areas not located within the Building or the Adjacent Buildings, and may include, without limitation, any parking facilities, fixtures, systems, signs, facilities, lakes, retention ponds, gardens, parks, or other landscaping used in connection with the Office Complex, and may include any city sidewalks adjacent to the Office Complex, pedestrian walkway system, whether above or below grade, park or other facilities open to the general public and roadways, sidewalks, walkways, parkways, driveways and landscape areas appurtenant to the Office Complex.  The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building and may include, without limitation, the common entrances, lobbies, atrium areas, restrooms, elevators, elevator shafts, stairways and accessways, loading docks, ramps, platforms, passageways, serviceways, common pipes, flues, stacks, pipe shafts, conduits, wires, equipment, loading and unloading areas, machine rooms, fan rooms, janitors’ closets, electrical closets, telephone closets and trash areas servicing the Building.  The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord.

1.4           LANDLORD’S USE AND OPERATION OF THE BUILDING, PROJECT, AND COMMON AREAS.  Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the Common Areas; (ii) to restrict Tenant’s access to any Common Areas not open to all tenants; (iii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iv) to expand the Building or the Adjacent Buildings; (v) to add additional buildings and improvements to the Common Areas; (vi) to remove buildings and improvements from the Common Areas; (vii) to designate land outside the Office Complex to be part of the Office Complex, and in connection with the improvement of such Land to add additional buildings and Common Areas to the Office Complex; (viii) to use the Common Areas while engaged in making improvements, repairs or alterations to the Office Complex or to any adjacent land, or any portion thereof; and (ix) to do and perform such other acts and make such other changes in, to or with respect to the Office Complex, Common Areas and Building or the expansion thereof as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

ARTICLE 2

TERM; POSSESSION

2.1           TERM.  The term of this Lease (hereinafter referred to as the “Term”) shall commence on April 1, 2010 (hereinafter, as the same may be adjusted as hereinafter provided, referred to as the “Commencement Date”) and end on July 31, 2016 (hereinafter, as the same may be adjusted as hereinafter provided, referred to as the “Expiration Date”), unless sooner terminated as provided herein.  Within fifteen (15) days after the Commencement Date, Landlord and Tenant shall execute a Confirmation of Commencement Date in the form attached hereto as Exhibit G. The parties to this Lease acknowledge and agree that, subject to the provisions of Article 2 herein, the dates proposed by Landlord for the Commencement Date and Expiration Date of this Lease shall be deemed to be conclusive, dispositive and binding on the parties whether set forth in the form of the Confirmation of Commencement Date annexed hereto or if not so set forth in any such form, other document or writing if such dates have been so determined by Landlord, and any such dates may not be disputed or challenged by Tenant.  In no event shall Landlord’s failure to request any such confirmation or Tenant’s failure or refusal to execute same in any way affect this Lease, the Term hereof or any of Tenant’s obligations hereunder, including, without limitation, Tenant’s obligation to pay the Base Rent and additional rent herein reserved and to perform all of the other covenants, obligations and agreements herein set forth.

2.2           EARLY POSSESSION.  If Tenant desires to take possession of all or any part of the Premises prior to the date set forth above as the Commencement Date and if Landlord authorizes Tenant to do so, the Commencement Date shall be advanced to the date upon which Tenant so takes possession.  The Expiration Date shall not be affected by such early occupancy.

2.3           FAILURE TO DELIVER POSSESSION.  If Landlord is unable to deliver possession of the Premises to Tenant on or before the date set forth above as the Commencement Date because work to be performed by Landlord under any Workletter (as hereinafter defined) has not been substantially completed (as that term is defined in the Workletter), or for any other reason, Landlord shall not be subject to any liability on account thereof and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder.  If Landlord is to perform work in the Premises pursuant to a work letter attached hereto as Exhibit D and by this reference made a part hereof (hereinafter referred to as the “Workletter”) and is unable to deliver possession of the Premises to Tenant on or before the date set forth above as the Commencement Date because such work has not been substantially completed, the Commencement Date shall be deferred to the date on which such work is substantially completed.  In the event, however, that substantial completion of such work has been delayed by reason of the occurrence of one or more acts constituting Tenant Delay or Force Majeure Delay (as defined in the Workletter), the date of substantial completion thereof shall be deemed to be the date on which such work would have been substantially completed but for such Tenant Delay or Force Majeure Delay.  If the Commencement Date is deferred pursuant to this paragraph, the Expiration Date shall be deferred so that the Term will expire on the last day of the calendar month in which the six (6) year, four (4) month anniversary of said deferred Commencement Date occurs (or if the Commencement Date occurs on the first day of a month, then the Expiration Date shall be deferred so that the Term will expire on the day preceding the six (6) year, four (4) month anniversary of the Commencement Date).  Neither the Commencement Date nor the Expiration Date shall be affected if the Premises are not ready for occupancy because Tenant is performing work in the Premises, pursuant to the Workletter or otherwise.

2.4           LEASE YEAR DEFINED.  As used in this Lease, the term “Lease Year” shall mean (i) if the Commencement Date is the first day of a calendar month, the twelve (12) month period commencing on the Commencement Date or (ii) if the Commencement Date is not the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month of the Term, and, in either case, each succeeding twelve (12) month period thereafter which falls in whole or in part during the Term.

LEASE MONTH DEFINED. As used in this Lease, the first “Lease Month” shall commence on (a) the Commencement Date,  if said date falls on the first (1st) day of the first (1st) calendar month during which the Commencement Date occurs, or (b) if the Commencement Date does not fall on the first (1st) day of the first (1st) calendar month during which the Commencement Date occurs, then the first (1st) Lease Month shall begin on the first (1st) day of the first (1st) full calendar month beginning after the Commencement Date. If the Commencement Date is not the first (1st) day of a month, the rent for the fractional portion of the month preceding the first Lease Month shall be calculated on a pro-rata basis, based on the Base Rent payable during the first (1st) Lease Month, beginning with and including the Commencement Date through the last day of that month, using the actual number of days in that month and Base Rent for said fractional period shall not be abated or free hereunder and shall in all events be payable by Tenant upon the first (1st) day of the first (1st) Lease Month of the Lease.

ARTICLE 3

BASE RENT

3.1           BASE RENT.  Tenant shall pay an annual base rent (annual base rent is hereinafter referred to as "Base Rent" and monthly installments of Base Rent are hereinafter referred to as "Monthly Base Rent") to Landlord for the Premises in monthly installments as described in the Reference Data page of this Lease, in advance on the first day of the Term and on the first day of each calendar month thereafter of the Term, and at the same rate for fractions of a month if the Term begins on any day except the first day of a calendar month or ends on any day except the last day of a calendar month.

Provided that (i) Tenant is the original Tenant named herein; (ii) Tenant is not then in default under any of the terms and conditions of this Lease and the Lease be and remains in full force and effect, and (iii) Tenant is then in actual, physical possession of the entire Premises, then Tenant shall be granted a credit towards Base Rent as follows:

Lease Month	Amount of Credit

1	$10,057.13
2	$10,057.13
7	$10,057.13
14	$10,057.13

(the above four (4) Lease Months during which Tenant is being granted a credit towards Base Rent as described above is hereinafter referred to as the “First Rent Credit Term”, with Tenant herein acknowledging that this particular Base Rent credit is only being given in the amounts described above and only for Lease Months one (1), two (2), seven (7) and fourteen (14) as described above).

In addition, during the period commencing on the Commencement Date and ending and expiring on March 31, 2011 (the “Second Rent Credit Term”), Tenant shall be granted an additional credit towards Base Rent in the amount of $8,379.67 per Lease Month during the Second Rent Credit Term, such credit sum to be applied on a pro rata basis for any partial month occurring during such Second Rent Credit Term based on the number of days in any such partial month.

The aforementioned credits towards Base Rent to be granted to Tenant as described in this Section 3.1 during the First Rent Credit Term and Second Rent Credit Term are herein collectively referred to as the "Rent Credit".

In the event the amount of any Rent Credit to be applied in any one Lease Month is greater than the amount of the Monthly Base Rent otherwise payable during such Lease Month, the difference between the amount of the Rent Credit to be applied towards such Lease Month and the amount of the Monthly Base Rent otherwise payable during such Lease Month, shall be applied as a credit against the Monthly Base Rent payable for the next following Lease Month. In the event that on the date any amount of Rent Credit is to be applied, or at any time thereafter during the Term of this Lease Tenant is (x) not the original Tenant named herein, (y) in default under any of the terms and conditions of this Lease or the Lease is not in full force and effect or (z) not in actual, physical possession of the entire Premises, then the Rent Credit theretofore applied against Base Rent or thereafter to be applied against Base Rent shall be entirely forfeited, and the equivalent amount of any such Rent Credit theretofore applied to the Base Rent shall be immediately remitted by Tenant to Landlord as additional rent.

3.2           MANNER OF PAYMENT.  Base Rent, Rent Adjustments (as hereinafter defined), Rent Adjustment Deposits (as hereinafter defined) and all other amounts becoming due from Tenant to Landlord hereunder (hereinafter collectively referred to as “Rent”) shall be paid in lawful money of the United States to Landlord and mailed as follows to the following address: SMIII Woodbridge Plaza, LLC, c/o FirstService Williams, P.O. Box 6096, Hicksville, New York 11802-6096, or as otherwise designated from time to time by written notice from Landlord to Tenant.  The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease, and Rent shall be paid without any setoff, abatement, notice, counterclaim or deduction whatsoever except as may be expressly provided herein.  Concurrently with the execution hereof, Tenant shall pay Landlord the first full unabated Lease Month’s installment of Monthly Base Rent payable by Tenant to Landlord hereunder.  Landlord’s acceptance of Rent after it shall have become due and payable hereunder shall not constitute a waiver of any of Landlord’s rights hereunder with respect to such late payment or excuse such late payment or any subsequent late payment of Rent.  If any sum payable by Tenant under this Lease is paid by check and such check is returned due to insufficient funds, stop payment order, or otherwise, then such event shall be treated as a failure to pay such sum when due and, in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled to impose a returned check fee of Fifty Dollars ($50.00) to cover Landlord’s administrative expenses and overhead for processing same, and further, Landlord may require that all future payments of Rent be remitted by money order or cashier’s or certified check.

3.3           LATE CHARGES.  If any payment of Base Rent, Rent Adjustments,  additional rent (as such term is defined in Section 4.10 below) or any other sum is not received by Landlord within five (5) days after the date such payment is due hereunder (without regard to any cure period which may be specified in Section 17.1 below), then Tenant shall pay to Landlord, as additional rent and as an agreed-upon amount of liquidated damages and not as a penalty, a late charge equal to five (5%) of the amount of such payment.  In addition, such late payment shall bear interest at the default interest rate described in Section 30.8 below from the date such payment became due until the date on which Landlord receives full payment thereof (inclusive of all accrued interest thereon).

ARTICLE 4

RENT ADJUSTMENTS

4.1           OBLIGATION TO PAY RENT ADJUSTMENTS.  In addition to paying Base Rent, Tenant shall also pay as additional rent the amounts determined in accordance with this Article 4 (hereinafter referred to as “Rent Adjustments”).

4.2           DEFINITIONS.

As used in this Lease,

(a)          “Adjustment Date” shall mean the first day of the Term and each January 1 thereafter falling within the Term.

(b)          “Adjustment Year” shall mean each calendar year during which an Adjustment Date falls.

(c)          “Expenses” shall mean and include those direct and indirect costs and expenses of any kind or nature whatsoever paid or incurred by or on behalf of Landlord for owning, managing, operating, maintaining and repairing the Building, the Building Common Areas, the Exterior Common Areas, the Land, and the personal property used in conjunction therewith (the Building and the Land are hereinafter collectively referred to as the “Real Property” and the Real Property and such personalty are hereinafter collectively referred to as the “Project”), including, without limitation, the following costs and expenses:

(i)           wages and salaries of all persons engaged in the operation, management, maintenance or repair of the Project, and fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, and any other similar expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, management, maintenance or repair of the Project;

(ii)          the cost of security and security devices and systems;

(iii)         the cost of snow, ice and trash removal;

(iv)         the cost of cleaning and sweeping;

(v)          the cost of parking area repair, restoration and maintenance, including but not limited to resurfacing, repainting, restriping, relamping and cleaning;

(vi)         the cost of interior and exterior painting, decorating and landscaping, including without limitation planting and replacing decorations, flowers, lawn care and landscaping and the replacement of wall and floor coverings, ceiling tiles and fixtures in the Common Areas;

(vii)        the cost of roof repair;

(viii)       the cost of maintenance, repair and replacement of utility systems, elevators, escalators and other building systems and improvements not otherwise referred to in this Section 4.2(c), but including replacement only to the extent of replacement of parts and components incidental to the maintenance and repair thereof or if the cost thereof would be includable in Expenses pursuant to subsection (A) below of this Section 4.2(c), and not to the extent replacement of any item would constitute a capital improvement or a capital expenditure which is excluded from Expenses as hereinafter provided;

(ix)          the cost of window cleaning;

(x)           the cost of janitorial service and trash removal;

(xi)          the cost of insurance, including, but not limited to, fire, extended coverage, all risk, liability, workmen’s compensation, elevator and any other insurance carried by Landlord and applicable to the Project;

(xii)         the cost of uniforms, supplies and sundries;

(xiii)        all payments made pursuant to the property management agreement with respect to the Project (including the cost of any management fee and the fair rental value of any office space provided to the manager thereunder);

(xiv)       the cost of sales or use taxes on supplies and services;

(xv)        the charges of any independent contractor who, under contract with Landlord or its representatives, does any of the work of operating, managing, maintaining or repairing the Project;

(xvi)       legal, accounting and consulting expenses, including, but not limited to, such expenses that relate to seeking or obtaining reductions in and refunds of real estate taxes;

(xvii)      the cost of tools and equipment;

(xviii)     the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments or exactions which may constitute Expenses;

(xix)        payments under any equipment rental agreements;

(xx)         costs, fees, charges or assessments imposed by any federal, state or local government for fire and police protection, trash removal, community services, or other services not funded through taxes;

(xxi)        sums levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, or reduction or control of motor vehicle traffic, or motor vehicle pollution; and

(xxii)       any other expense or charge, whether or not hereinbefore mentioned, which, in accordance with generally accepted accounting and management principles, would be considered an expense of owning, managing, operating, maintaining or repairing the Project, except as hereinafter provided.

Expenses shall not include costs or other items included within the meaning of the terms “Taxes” or “Utility Expenses” (as hereinafter defined); costs of alterations of the premises of tenants of the Building; costs of capital improvements to the Building (except as specifically provided in this Section 4.2(c)); depreciation charges; interest and principal payments on mortgages; ground rental payments; real estate brokerage and leasing commissions; other expenses incurred in leasing or in procuring tenants; any expenditures for services which are provided to one or more tenants but are not available generally to all office tenants; and any expenditures for which Landlord has been reimbursed (other than pursuant to this Article 4 or provisions in other leases requiring the tenants thereunder to pay a share of expenses associated with the Building), except as hereinafter provided.

Notwithstanding anything contained in this clause (c) to the contrary:

(A)         The cost of any capital improvements to the Building made after the date of this Lease which are intended to reduce Expenses or Utility Expenses or which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed, amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized cost of any such improvements (at the prevailing construction loan rate available to Landlord on the date the cost of such improvements was incurred) shall be included in Expenses;

(B)          If the Building is less than ninety-five percent (95%) occupied by tenants during all or a portion of any Adjustment Year, or the Base Year, as the case may be, or if during all or a portion of any Adjustment Year, or the Base Year, as the case may be, Landlord is not furnishing to any tenant or tenants any particular service, the cost of which, if furnished by Landlord, would be included in Expenses, then Landlord may elect to make an adjustment for such year of components of Expenses and the amounts thereof which may vary depending upon the occupancy level of the Building or the number of tenants using the service.  Any such adjustments shall be deemed costs and expenses paid or incurred by Landlord and included in Expenses for such year, as if the Building had been ninety five percent (95%) occupied during the entire Adjustment Year, or the Base Year, as the case may be, Landlord had furnished such service at its expense to all tenants for the entire Adjustment Year, or the Base Year, as the case may be, and Landlord had paid or incurred such costs and expenses for such year;

(C)          If any item of Expenses, although paid or incurred in one year, relates to more than one calendar year, at the option of Landlord, such item may be allocated proportionately among such related calendar years;

(D)          In the case of any item of Expense that is incurred by Landlord in the operation of the Exterior Common Areas or otherwise in connection with the operation of the Office Complex, and that is not specifically attributable to the operation of the Building or the Adjacent Buildings alone, the Building shall be allocated 13.58% of said shared expenses, which percentage is based upon the relative Rentable Areas of the Building and the Adjacent  Buildings; and

(E)          If any item or category of Expenses included or excluded  in the calculation of Expenses in any  particular Adjustment Year or Years, as the case may be, is to be excluded or included in such calculation during any other particular Adjustment Year or Years, at the option of Landlord, then such item or category may be excluded or included, as the case may be, at Landlord’s option, from the calculation of Expenses for the Base Year and any Adjustment Year or Years for purposes of calculating the Expense Adjustment for such particular Adjustment Year or Years.

(d)           “Taxes” shall mean real estate taxes, property taxes, general or special assessments, sewer and water rents, rates and charges, transit and transit district taxes, city, county, village and school district taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, whether general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord’s income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Real Property.

Notwithstanding anything contained in this clause (d) to the contrary:

(i)           If at any time the method of taxation then prevailing is altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof is imposed upon Landlord in place or partly in place of any such Taxes or contemplated increase therein, or in addition to Taxes, and is measured by or is based in whole or in part upon the Real Property or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Real Property to the extent that such items would be payable if the Real Property were the only property of Landlord subject thereto and the income received by Landlord from the Real Property were the only income of Landlord.

(ii)           Notwithstanding the year for which any such taxes or assessments are levied, (A) in the case of taxes or special assessments which may be paid in installments, the amount of each installment, plus any interest payable thereon, paid during a calendar year shall be included in Taxes for that year and (B) if any taxes or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve (12) calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for that year.  Except as provided in the preceding sentence, all references to Taxes “for” a particular year shall be deemed to refer to Taxes levied, assessed or otherwise imposed for such year without regard to when such Taxes are payable.

(iii)          Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances which are components of the Project.

(e)           “Rentable Area of the Building” shall mean the sum of the areas on all floors of the Building computed by measuring to the center line of the exterior glass and excluding only public stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts (“vertical penetrations”).  No deduction shall be made for columns or projections.  The Rentable Area of the Building shall be deemed to be 83,768 square feet.

(f)           “Rentable Area of the Premises” shall mean (i) if this Lease is for an entire floor, the area of the entire floor measured to the center line of the exterior glass, excluding vertical penetrations, plus a proportionate share of mechanical space and lobby and common service areas in the Building or (ii) if this Lease is for less than an entire floor, the area measured from the center line of the exterior glass to the center line of all demising partitions and to the outside face of corridor partitions plus (A) a proportionate share of public areas (including corridors, toilets, elevator lobby or lobbies, mechanical spaces and janitorial, electrical and telephone closets) on the floor on which the Premises are located and (B) a proportionate share of mechanical space and lobby and common service areas in the Building.  No deduction shall be made for columns or projections.  The Rentable Area of the Premises shall be deemed to be 6,189 square feet.

(g)           “Tenant’s Proportionate Share” shall mean 7.39%, which is the percentage obtained by dividing the Rentable Area of the Premises by the Rentable Area of the Building.

(h)           “Utility Expenses” shall mean the cost and expenses paid or incurred by or on behalf of Landlord for all electricity, steam, water, sewer, fuel, heating, lighting, air-conditioning and utilities used at the Real Property, including without limitation, any fuel surcharges and adjustments thereto and the allocable share of such costs and expenses used at the Office Complex.

Notwithstanding anything contained in this clause (h) to the contrary:

(A)          If the Building is less than ninety-five percent (95%) occupied by tenants during all or a portion of any Adjustment Year, or the Base Year, as the case may be, or if during all or a portion of any Adjustment Year, or the Base Year, as the case may be, Landlord is not furnishing to any tenant or tenants any particular service, the cost of which, if furnished by Landlord, would be included in Utility Expenses, then Landlord may elect to make an adjustment for such year of components of Utility Expenses and the amounts thereof which may vary depending upon the occupancy level of the Building or the number of tenants using the service.  Any such adjustments shall be deemed costs and expenses paid or incurred by Landlord and included in Utility Expenses for such year, as if the Building had been ninety-five percent (95%) occupied during the entire Adjustment Year, or the Base Year, as the case may be, Landlord had furnished such service at its expense to all tenants for the entire Adjustment Year, or the Base Year, as the case may be, and Landlord had paid or incurred such costs and expenses for such year;

(B)           If any item of Utility Expenses, although paid or incurred in one year, relates to more than one calendar year, at the option of Landlord, such item may be allocated proportionately among such related calendar years;

(C)           In the case of any item of Utility Expense that is incurred by Landlord in the operation of the Exterior Common Areas or otherwise in connection with the operation of the Office Complex, and that is not specifically attributable to the operation of the Building or the Adjacent Buildings alone, the Building shall be allocated 13.58% of said shared expenses, which percentage is based upon the relative Rentable Areas of the Building and the Adjacent Buildings; and

(D)           If any item or category of Utility Expenses included or excluded  in the calculation of Utility Expenses in any  particular Adjustment Year or Years, as the case may be, is to be excluded or included in such calculation during any other particular Adjustment Year or Years, at the option of Landlord, then such item or category may be excluded or included, as the case may be, at Landlord’s option, from the calculation of Utility Expenses for the Base Year and any Adjustment Year or Years for purposes of calculated the Utility Expense Adjustment for such particular Adjustment Year or Years.

(i)           “Rent Adjustments” shall mean all amounts determined pursuant to this Article 4, including all amounts payable by Tenant to Landlord on account thereof.

4.3          COMPUTATION OF RENT ADJUSTMENTS.  Tenant shall pay Rent Adjustments for each Adjustment Year determined as hereinafter set forth.  Rent Adjustments payable by Tenant with respect to each Adjustment Year during which an Adjustment Date falls shall include the following amounts:

(a)           the product of Tenant’s Proportionate Share multiplied by the amount, if any, by which Taxes for such Adjustment Year exceeds Taxes for calendar year 2010 (the “Base Year”) (said product being hereinafter referred to as the “Tax Adjustment”); plus

(b)           the product of Tenant’s Proportionate Share multiplied by the amount, if any, by which Expenses for such Adjustment Year exceed Expenses for the Base Year (said product being hereinafter referred to as the “Expense Adjustment”); plus

(c)           the product of Tenant’s Proportionate Share multiplied by the amount, if any, by which Utility Expenses for such Adjustment Year exceed Utility Expenses for the Base Year (said product being hereinafter referred to as the “Utility Expense Adjustment”).

In determining the Tax Adjustment, Expense Adjustment and Utility Expense Adjustment for any given Adjustment Year, if less than the entire Adjustment Year shall fall within the Term, then for purposes of comparison, the level of Taxes, Expenses and Utility Expenses for the Base Year shall be reduced ratably based upon the relative number of days in the two periods being compared.  Tenant agrees and acknowledges that Landlord has made no representation, warranty or guaranty relating to the amount of Taxes, Expenses and Utility Expenses.  Tenant has had an opportunity to consult with Landlord with respect to the Taxes, Expenses and Utility Expenses projected for the operation of the Building but has not relied upon any statements or representations of Landlord or of any agent or affiliate of Landlord in regard thereto in executing this Lease and in agreeing to perform the terms and covenants hereof and shall make no claim against Landlord based thereon.  Notwithstanding anything to the contrary herein contained, in no event shall the Tax Adjustment, Expense Adjustment or Utility Expense Adjustment for any Adjustment Year be negative.

4.4          PAYMENTS OF RENT ADJUSTMENTS; PROJECTIONS.  Tenant shall pay Rent Adjustments to Landlord in the manner hereinafter provided.

(a)          Tax Adjustment, Expense Adjustment and Utility Expense Adjustment.  Tenant shall make payments on account of Tax Adjustment, Expense Adjustment and Utility Expense Adjustment (the aggregate of such payments with respect to any Adjustment Year being hereinafter referred to as the “Rent Adjustment Deposit”) as follows:

(i)            Prior to each Adjustment Date and from time to time during the Adjustment Year in which such Adjustment Date falls, Landlord may deliver to Tenant a written notice or notices (each such notice being hereinafter referred to as a “Projection Notice”) setting forth (A) Landlord’s reasonable estimates, forecasts or projections (collectively, the “Projections”) of any or all of Taxes, Expenses and Utility Expenses for such Adjustment Year and (B) Tenant’s Rent Adjustment Deposits with respect to the Tax Adjustment, Expense Adjustment and Utility Expense Adjustment components of Rent Adjustments for such Adjustment Year based upon the Projections.  Landlord’s budgets of Expenses and Utility Expenses and the Projections based thereon may assume full occupancy of the Building and that Landlord will furnish all services included in Expenses and Utility Expenses to all tenants of the Building.

(ii)           Tenant shall commence payments of monthly installments of Rent Adjustment Deposits on the first day of the first calendar month during the Term following Landlord’s delivery of the first Projection Notice hereunder.  On such date, and on or before the first day of each calendar month thereafter of the Adjustment Year covered by such Projection Notice, Tenant shall pay to Landlord one-twelfth (1/12) of the Rent Adjustment Deposits shown in the Projection Notice.  Within fifteen (15) days following Landlord’s delivery of a Projection Notice for an Adjustment Year in progress, Tenant also shall pay Landlord a lump sum equal to the Rent Adjustment Deposits shown in the Projection Notice less the sum of (A) any previous payments on account of Rent Adjustment Deposits made with respect to such Adjustment Year and (B) monthly installments on account of Rent Adjustment Deposits due for the remainder of such Adjustment Year.  Until such time as Landlord furnishes a Projection Notice for an Adjustment Year, Tenant shall continue to pay monthly installments of Rent Adjustment Deposits in the amount shown by the most recent Projection Notice or, if the Tax, Expense and Utility Expense Adjustment for the Adjustment Year covered by such Projection Notice has been determined, one-twelfth (1/12) of such Tax, Expense and Utility Expense Adjustment.

4.5          READJUSTMENTS.  The following readjustments shall be made by Landlord and Tenant for Expense Adjustment, Utility Expense Adjustment and Tax Adjustment:

(a)          Following the end of each Adjustment Year and after Landlord has determined the actual amount of Expenses to be used in calculating the Expense Adjustment for such Adjustment Year, Landlord shall notify Tenant in writing (any such notice hereinafter referred to as “Landlord’s Expense Statement”) of such Expenses and Tenant’s Expense Adjustment for such Adjustment Year.  If the Expense Adjustment owed for such Adjustment Year exceeds the Expense Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year, then Tenant, within thirty (30) days after the date of Landlord’s Expense Statement, shall pay to Landlord an amount equal to the excess of the Expense Adjustment over the Expense Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year.  If the Expense Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year exceeds the Expense Adjustment owed for such Adjustment Year, then Landlord shall credit such excess to Rent payable after the date of Landlord’s Expense Statement, or, at its option, may credit such excess to any Rent theretofore due and owing, until such excess has been exhausted.  If this Lease expires or is terminated prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Adjustment Year in which this Lease expires, subject to Tenant’s obligations under Section 4.8 hereof, provided Tenant has vacated the Premises and otherwise has surrendered the Premises to Landlord in accordance with this Lease and Tenant is not then in default under this Lease.

(b)          Following the end of each Adjustment Year and after Landlord has determined the actual amount of Utility Expenses to be used in calculating the Utility Expense Adjustment for such Adjustment Year, Landlord shall notify Tenant in writing (any such notice hereinafter referred to as “Landlord’s Utility Expense Statement”) of such Utility Expenses and Tenant’s Utility Expense Adjustment for such Adjustment Year.  If the Utility Expense Adjustment owed for such Adjustment Year exceeds the Utility Expense Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year, then Tenant, within thirty (30) days after the date of Landlord’s Utility Expense Statement, shall pay to Landlord an amount equal to the excess of the Utility Expense Adjustment over the Utility Expense Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year.  If the Utility Expense Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year exceeds the Utility Expense Adjustment owed for such Adjustment Year, then Landlord shall credit such excess to Rent payable after the date of Landlord’s Utility Expense Statement, or, at its option, may credit such excess to any Rent theretofore due and owing, until such excess has been exhausted.  If this Lease expires or is terminated prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Adjustment Year in which this Lease expires, subject to Tenant’s obligations under Section 4.8 hereof, provided Tenant has vacated the Premises and otherwise has surrendered the Premises to Landlord in accordance with this Lease and Tenant is not then in default under this Lease.

(c)          Following the end of each Adjustment Year and after Landlord has determined the actual amount of Taxes to be used in calculating the Tax Adjustment for such Adjustment Year, Landlord shall notify Tenant in writing (any such notice hereinafter referred to as “Landlord’s Tax Statement”) of such Taxes for such Adjustment Year.  If the Tax Adjustment owed for such Adjustment Year exceeds the Tax Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year, then Tenant, within thirty (30) days after the date of Landlord’s Tax Statement, shall pay to Landlord an amount equal to the excess of the Tax Adjustment over the Tax Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year.  If the Tax Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year exceeds the Tax Adjustment owed for such Adjustment Year, then Landlord shall credit such excess to Rent payable after the date of Landlord’s Tax Statement, or, at its option, may credit such excess to any Rent theretofore due and owing, until such excess has been exhausted.  If this Lease expires or is terminated prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Adjustment Year in which this Lease expires, subject to Tenant’s obligations under Section 4.8 hereof, provided Tenant has vacated the Premises and otherwise has surrendered the Premises to Landlord in accordance with this Lease and Tenant is not then in default under this Lease.

No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant pursuant to this Section.

4.6          BOOKS AND RECORDS.  Landlord shall maintain books and records showing Taxes, Expenses and Utility Expenses in accordance with sound accounting and management practices.  Provided Tenant is not in default of any of the terms, conditions and covenants of this Lease (including, without limitation, the timely payment of all Base Rent and Rent Adjustments), Tenant’s representative (which representative must be an independent licensed certified public accountant) shall have the right to examine Landlord’s books and records showing Taxes, Expenses and Utility Expenses upon at least thirty (30) days’ advance written notice and during normal business hours at any time within thirty (30) days following the furnishing by Landlord to Tenant of Landlord’s Expense Statement, Landlord’s Utility Expense Statement or Landlord's Tax Statement, as the case may be, provided for in Section 4.5.  Such examination shall take place at the Landlord’s property management office.  Unless Tenant takes written exception to any item within thirty (30) days after the furnishing of Landlord’s Expense Statement, Landlord’s Utility Expense Statement or Landlord’s Tax Statement, as the case may be, containing such item, such Landlord’s Statement shall be considered final and accepted by Tenant.  Such examination may occur a maximum of one (1) time in each Adjustment Year. Prior to, and as a condition of, performing Tenant’s examination (i) Tenant shall provide Landlord with evidence that the independent certified public accountant hired by Tenant to perform such examination offers a full range of accounting services and  has been engaged on an hourly fee-based arrangement (i.e., not on a contingency basis or other arrangement) and (ii) Tenant and the person conducting such examination shall execute a confidentiality agreement prepared by Landlord, which provides that any information obtained by Tenant and such person as a result of such examination shall be treated as confidential.  Tenant shall furnish to Landlord a reasonably detailed report of the results of Tenant’s examination within ten (10) days after such examination is completed.

4.7          AUDIT PROCEDURES.  If Tenant notifies Landlord within such thirty (30) day period that Tenant disputes any specific item or items in any Landlord's Expense Statement, Landlord’s Utility Expense Statement or Landlord’s Tax Statement, as the case may be, and such dispute is not resolved between Landlord and Tenant within thirty (30) days after the date such notice is given by Tenant, either party, during the fifteen (15) day period following the expiration of the thirty (30) day period commencing on the date such notice is given, may refer such disputed item or items for determination to an independent certified public accountant selected by such party and approved by the other party, which approval shall not be withheld unreasonably, and the determination of such accountant shall be final, conclusive and binding upon Landlord and Tenant.  If Tenant’s examination, as finally determined, shows that any amount(s) paid by Tenant to Landlord on account of any specific item or items in any Landlord’s Expense Statement, Landlord’s Utility Expense Statement or Landlord’s Tax Statement, as the case may be, exceed the amount(s) to which Landlord is entitled hereunder, then provided Tenant is not in default under any provision of this Lease, Landlord shall, at Landlord’s option, either credit such excess toward Tenant’s next monthly payment(s) of Tax Adjustments, Expense Adjustments and Utility Expense Adjustments due hereunder, or promptly refund such excess to Tenant.  If Tenant’s examination reveals that Tenant’s actual liability exceeds the amounts paid by Tenant to Landlord on account of Taxes, Expenses and Utility Expenses then Tenant shall pay the deficiency as additional rent, together with the delivery to Landlord of the detailed report of Tenant’s examination, as aforesaid.  If Tenant does not timely notify Landlord in writing of any objection to any Landlord’s Expense Statement, Landlord’s Utility Expense Statement or Landlord’s Tax Statement, as the case may be, and thereafter completes Tenant’s examination within ninety (90) days after receipt of the Landlord’s Expense Statement, Landlord’s Utility Expense Statement or Landlord’s Tax Statement, as the case may be, TIME BEING OF THE ESSENCE, then Tenant shall be deemed to have waived any and all objections it may have with respect to Taxes, Expenses and Utility Expenses for the preceding calendar year (and/or Adjustment Year) or the Landlord’s Expense Statement, Landlord’s Utility Expense Statement or Landlord’s Tax Statement, as the case may be, pertaining thereto.  Tenant agrees to pay all costs involved in such determination, except in the case of a Tax Adjustment, Expense Adjustment and Utility Expense Adjustment for any Adjustment Year where it is determined that Landlord has overcharged Tenant for a Tax Adjustment, Expense Adjustment and Utility Expense Adjustment for such Adjustment Year by more than ten percent (10%), in which case Landlord shall pay such reasonable out-of-pocket costs.

4.8          PRORATION AND SURVIVAL.  With respect to any Adjustment Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Expense Adjustment, Utility Expense Adjustment and Tax Adjustment for such Adjustment Year only a pro rata share of Expense Adjustment, Utility Expense Adjustment and Tax Adjustment as hereinabove determined, based upon the number of days of the Term falling within the Adjustment Year.  Following expiration or termination of this Lease, Tenant shall pay any Rent Adjustments due to Landlord within fifteen (15) days after the date of each Landlord’s Statement sent to Tenant.  Without limitation of other obligations of Tenant which shall survive the expiration of the Term, the obligation of Tenant to pay Rent Adjustments provided for in this Article 4 accruing during the Term shall survive the expiration or termination of this Lease.

4.9          NO DECREASE IN BASE RENT.  In no event shall any Rent Adjustments result in a decrease of Base Rent payable hereunder.

4.10        ADDITIONAL RENT.  All amounts payable by Tenant as or on account of Rent Adjustments or otherwise payable by Tenant under this Lease shall be deemed to be additional rent becoming due under this Lease.

ARTICLE 5

USE OF PREMISES

Tenant shall use and occupy the Premises for general office purposes and for no other use or purpose.

ARTICLE 6

SERVICES

6.1          SERVICES PROVIDED.  As long as Tenant is not in default under any of the covenants of this Lease, Landlord shall furnish the following services:

(a)          Air conditioning and heating when necessary to provide a temperature condition required, in Landlord’s judgment, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 a.m. to 6:00 p.m., Saturdays from 9:00 a.m. to 1:00 p.m., Sundays and public holidays excepted.  Without limitation of the foregoing, the term public holidays, wherever employed in this Lease, shall include any or all of the following, at Landlord’s sole discretion: New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day and Christmas Day; any holidays celebrated by the State of New Jersey or the Federal Government; any holidays set forth in any union contract(s) affecting the Office Complex; and any days prior or subsequent to such holidays which are commonly designated as non-business days by employers in the geographic area where the Office Complex is located (for example, the Friday after Thanksgiving; Friday, when Christmas falls on a Thursday; etc.).  Whenever Tenant’s use or occupation of the Premises exceeds the design loads for the system providing heating and air conditioning, or Tenant uses lighting or heat generating machines or equipment which cumulatively exceed such design loads, or which affect the temperature otherwise maintained by the heating, ventilating and air conditioning system in the Premises or Building, Landlord may temper such excess loads by installing supplementary heat or air conditioning units in the Premises or elsewhere where necessary, and the cost of such units and the expense of installation, including, without limitation, the cost of preparing working drawings and specifications, shall be paid by Tenant as additional rent within ten (10) days after Landlord’s demand therefor.  The expense resulting from the operation and maintenance of any such supplementary heat or air conditioning units shall be paid by Tenant to Landlord as additional rent at rates fixed by Landlord.  Landlord’s agreements hereunder are subject to voluntary and mandatory presidential and governmental restrictions on energy use.  In the event Tenant requires air conditioning or heating during hours other than as set forth hereinabove, Tenant shall notify Landlord’s property management agent of such requirement as early as practically possible (but in any event, by no later than 2:00 p.m. on the prior day) and Landlord shall endeavor in good faith to provide or arrange for such additional service.

(b)         Domestic water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant in the Premises with Landlord’s written consent, and hot water in common with other tenants for lavatory purposes from regular Building supply.  Tenant shall pay Landlord as additional rent at Landlord’s scheduled rates for domestic water and hot water furnished for any other purpose.  Tenant shall not waste or permit the waste of water.

(c)          Janitorial and cleaning service in accordance with the schedule attached hereto as Exhibit F.  Tenant shall not provide or use any other janitorial or cleaning services without Landlord’s consent, and then only subject to supervision of Landlord and at Tenant’s sole responsibility and by a janitor, cleaning contractor or employees at all times satisfactory to Landlord.

(d)         Passenger elevator service in common with Landlord and other persons, daily from 8:00 a.m. to 6:00 p.m., Saturdays from 9:00 a.m. to 1:00 p.m., Sundays and public holidays excepted.  Such normal elevator service, if furnished at other times, shall be optional with Landlord and shall never be deemed a continuing obligation.  Landlord, however, shall provide limited passenger elevator service daily at all times when such normal passenger service is not furnished.

(e)         On site parking, at no cost to Tenant.  The number of parking spaces at the Building, which shall be available to Tenant on a non-exclusive basis, shall be equal to four (4) parking spaces per thousand (1,000) square feet of the total Rentable Area of the Premises. Landlord acknowledges that three (3) of the aggregate of the aforesaid parking spaces shall be exclusive to Tenant and shall be located as shown in the parking plan annexed hereto as Exhibit I.

(f)          In the event Tenant requires air conditioning or heating during hours other than as set forth hereinabove, Tenant shall notify Landlord’s property management agent of such requirement as early as practically possible (but in any event, by no later than 2:00 p.m. on the prior day) and Landlord shall endeavor in good faith to provide or arrange for such additional service.  It is agreed that Tenant shall pay to Landlord the cost of said overtime usage as contemplated herein upon invoice from Landlord to Tenant at the rate of $100.00 per hour during the first year of the Term hereof, and thereafter said hourly charge shall be increased annually by the cost to Landlord of the increase in electric and gas utility rates for the Building operation, if any.

(g)         All electrical distribution actually serving the Tenant’s electricity requirements within the Premises shall be equipped with an electrical check meter which will record the actual kilowatt hours of electric current used by the Tenant during the billing period within the Premises.  The check meter will be read at the same time monthly as the main Building electrical meter is read or at such other times as Landlord determines in its sole discretion. For each month or portion thereof (or other period) falling within the Lease Term (including, without limitation, the Base Year), the Tenant will be rendered a statement noting its electrical usage as shown on the electrical check meter for the equivalent period.  The Tenant will then be billed based upon the following formula:

The sum which is the product of (a) the cost per kilowatt hour, which shall mean the total cost per kilowatt hour of electricity at rates charged to Landlord during the billing period including energy charges, demand charges, surcharges, time of day charges, fuel adjustment charges, rate adjustment charges, taxes, rebates and any other factors by the which the utility company or provider uses in computing its charges, multiplied by (b) the actual number of kilowatt hours used by the Tenant during such period.

Tenant shall also be billed an administrative charge of five (5%) percent of the amount calculated above, if and to the extent permitted by law, for overhead and supervision.

All charges due hereunder shall be paid by Tenant within ten (10) days after being billed therefor by Landlord.

A default in payment of such bills shall be a default in payment of Rent.  Landlord shall not in any way be liable or responsible to Tenant for any loss, damage, expenses and causes beyond Landlord’s control, which Tenant may sustain or incur if either the quantity or character of electric service is changed.

(h)         The electricity used for the operation of any special air conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant, shall be paid by Tenant when due if billed directly to Tenant, or within ten (10) days after being billed therefor by Landlord.  Tenant shall make no alterations or additions to the electric equipment or appliances without the prior written consent of Landlord in each instance.  Tenant also agrees to purchase from Landlord or its agents all lamps, bulbs, ballasts and starters used in the Premises during the Term.  Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.

(i)          Landlord may provide such extra or additional services as it is reasonably possible for Landlord to provide, and as Tenant may request from time to time, within a reasonable period after the time such extra or additional services are requested.  Tenant shall pay, for such extra or additional services, an amount equal to one hundred fifteen percent (115%) of Landlord’s actual cost reasonably incurred in providing such additional services, such amount to be considered additional rent hereunder.  All charges for such extra or additional services shall be due and payable at the same time as the installment of Base Rent with which they are billed, or if billed separately, shall be due and payable within ten (10) days after such billing.  Any such billings for extra or additional services shall include an itemization of the extra or additional services rendered, and the charge for each such service.

6.2          FAILURE TO PAY FOR SERVICES.  Failure by Tenant to pay Landlord’s proper charges for water or other services promptly shall give Landlord, upon not less than ten (10) days’ notice, the right to discontinue furnishing the services, and no such discontinuance shall be deemed an eviction or disturbance of Tenant’s use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant’s obligations under this Lease.

6.3          FAILURE TO FURNISH SERVICES.  Tenant agrees that Landlord and its beneficiaries and their agents shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or for delay in furnishing any service, or for any defect or change in the quantity or quality of electric energy or other utility or service available for redistribution to the Premises, nor for any interruption in the supply thereof, when such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord; and such failures or delays shall never be deemed an eviction or disturbance of Tenant’s use or possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.

6.4          REGULATIONS REGARDING UTILITIES SERVICES.  Tenant agrees to cooperate fully, at all times, with Landlord in abiding by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building.  throughout the term of this Lease, Landlord shall have free access to any and all mechanical installations, and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with access to or the moving of servicing equipment to or from the enclosures containing said installations.  Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Landlord’s mechanical installations.

6.5          LANDLORD’S RIGHT TO DISCONTINUE FURNISHING ELECTRICITY.  If Landlord shall then be providing electricity to Tenant pursuant to applicable provisions of this Article, Landlord reserves the right to discontinue furnishing electric energy to the Premises at any time upon not less than ninety (90) days notice to Tenant provided that Landlord shall not exercise such right unless it discontinues furnishing electricity to a majority of the office tenants of the Building, except that if Tenant, despite its diligent efforts, shall be unable to obtain electric service from the public utility within such  ninety (90) day period, Landlord shall continue to furnish electricity to Tenant until such time as Tenant would have been able to obtain such electricity had Tenant continued to exercise its diligent efforts to do so.  If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant.  If Landlord voluntarily discontinues furnishing electric energy to Tenant, Landlord shall, prior to the effective date of such discontinuance, at Tenant’s expense, make such changes in panel boards, feeders, risers, wiring and other conductors and equipment to the extent required to permit Tenant to obtain electric energy directly from the public utility company.  If Landlord is required by any legal requirements to discontinue furnishing electric energy to Tenant, Landlord shall make such changes in panel boards, feeders, risers, wiring and other conductors and equipment in order to permit Tenant to obtain electric energy directly from the public utility company.

6.6          ELECTRICAL CAPACITY.  Any electric power will be furnished to Tenant by means of existing Building panel boards, feeders, risers, wiring and other equipment.  No individual piece of equipment or any type of fixture requiring special wiring or electric power exceeding Building capacity shall be installed, maintained or operated by Tenant without Landlord’s consent.  In addition, the use of electricity in the Premises shall not exceed the capacity of the existing feeders and risers to, or wiring in, the Premises without Landlord’s consent.  Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord (along with any related alterations, repairs or expenses), at Tenant’s expense, but only if Landlord determines, in its sole judgment, that the same are necessary and that same would not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs or expenses, or interfere with or disturb other tenants or occupants in the Building.  Tenant shall not install, maintain or operate in the Premises electrical equipment or fixtures whose total electrical connected load exceeds the maximum connected load for electricity for the Building without making a written request for Landlord’s prior written consent thereto.  If Landlord consents to the installation of electrical fixtures or equipment in excess of the maximum connected load for electricity for the Building, Tenant’s use of such fixtures or equipment shall be deemed to have commenced as of the date of Landlord’s consent thereto, and any additional costs incurred by Landlord as a result of such excess usage (as determined by an electrical survey to be performed by Landlord at Tenant’s sole cost and expense) shall be paid by Tenant as additional rent, as billed.  Such additional rent shall be paid until the particular equipment or fixtures have been removed, Tenant has advised Landlord of such removal, and such removal is verified by Landlord or its independent utility rate auditor or engineer, at Tenant’s expense.  In no event, however, shall Landlord be obligated to increase the existing electrical capacity of any portion of the Building’s electrical system, nor to provide any additional wiring or capacity to meet Tenant’s additional requirements.

6.7          TAXES.  If any tax is imposed upon Landlord subsequent to the date hereof with respect to electrical energy furnished as a service to Tenant by any federal, state or municipal authority then, unless prohibited by law or by any governmental authority having jurisdiction thereof, Tenant shall pay to Landlord, on demand, Tenant’s pro rata share of such taxes.

ARTICLE 7

CONDITION AND CARE OF PREMISES

Tenant’s taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that the portion of the Premises taken possession of was then in good order and satisfactory condition.  No promises of Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises, the Building or the Land, has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth herein or in the Workletter, if any.  Subject to the provisions of Article 15 hereof, Tenant, at its own expense, shall keep the Premises in good repair and tenantable condition and shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, contractors, agents, invitees or licensees, including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage, under the supervision and with the approval of Landlord and within any reasonable period of time specified by Landlord.  If Tenant does not do so promptly and adequately, Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord the cost thereof on demand.

ARTICLE 8

RETURN OF PREMISES

8.1          SURRENDER OF POSSESSION.  At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant’s right of possession without termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys and other access devices to the Premises to Landlord and make known to Landlord the combination of all locks of vaults then remaining in the Premises, and, subject to the following paragraph, shall return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when Tenant originally took possession or, if a Workletter is attached to this Lease, when the work provided for in the Workletter is completed, ordinary wear, loss or damage by fire or other insured casualty, and damage resulting from the act of Landlord or its employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand.

8.2          INSTALLATIONS AND ADDITIONS.  All installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements, whether temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord’s property and, upon termination of this Lease by lapse of time or otherwise, or of Tenant’s right of possession without termination of this Lease, shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant, at Tenant’s sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements placed in the Premises by Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, and shall restore the Premises to the condition same was in prior to the Commencement Date of this Lease, failing which Landlord may remove the same and repair and restore the Premises and Tenant shall pay the cost thereof to Landlord on demand.  At the sole option of Landlord, Tenant shall leave in place any floor covering without compensation to Tenant, or Tenant shall remove any floor covering and shall remove all fastenings, paper, glue, bases or other vestiges and restore the floor surface to its previous condition, or shall pay to Landlord upon demand the cost for restoring the floor surface to such condition.

8.3          TRADE FIXTURES AND PERSONAL PROPERTY.  Tenant shall also remove Tenant’s furniture, machinery, safes, trade fixtures, Tenant’s Wiring (as defined in Article 12 below) and other items of movable personal property of every kind and description from the Premises and repair any damage to the Premises caused thereby, such removal and restoration to be performed prior to the end of the Term or within ten (10) days following termination of this Lease or Tenant’s right of possession, whichever is earlier.  If Tenant fails to remove such items, Landlord may do so, and thereupon the provisions of Section 17.6 shall apply and Tenant shall pay to Landlord upon demand the cost of removal and of restoration of the Premises.

8.4          SURVIVAL.  All obligations of Tenant under this Article 8 shall survive the expiration of the Term or earlier termination of this Lease.

ARTICLE 9

HOLDING OVER

Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this Lease, by lapse of time or otherwise, or of Tenant’s right to possession of the Premises, an amount which is double the amount of Base Rent and Rent Adjustments for a day based upon the annual rate of Base Rent set forth in Section 3.1 and on Rent Adjustments provided for in Article 4 for the period in which such possession occurs, calculated as though such period were within the Term (collectively, “Holdover Rent”), and Tenant shall also pay all damages, consequential as well as direct, sustained by Landlord by reason of such retention.  In the alternative, if Landlord gives written notice to Tenant of Landlord’s election thereof, such holding over shall, at Landlord’s election, constitute a month-to-month tenancy under the terms and conditions of this Lease except that Holdover Rent shall apply.  Acceptance by Landlord of rent after such termination shall not of itself constitute either the creation of such a month-to-month tenancy or a renewal.  Nothing contained in this Article 9 shall be construed or shall operate as a waiver of Landlord’s right of reentry or any other right or remedy of Landlord.

ARTICLE 10

RULES AND REGULATIONS

Tenant agrees to observe and not to interfere with the rights reserved to Landlord in Article 11 and agrees, for itself, its employees, agents, contractors, invitees and licensees, to comply with the rules and regulations set forth in Exhibit C attached to this Lease and made a part hereof and such other rules and regulations as may be adopted by Landlord pursuant to Section 11.1(m) of this Lease.  Any violation by Tenant of any of the rules and regulations contained in Exhibit C or in any Section of this Lease, or as may hereafter be adopted by Landlord pursuant to Section 11.1(m) of this Lease, may be restrained; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and shall remain liable for all damages, loss, costs and expenses resulting from any violation by Tenant of any of said rules and regulations.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce said rules and regulations or the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord and its beneficiaries shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents or invitees, or by any other person.

ARTICLE 11

RIGHTS RESERVED TO LANDLORD

11.1        RIGHTS RESERVED TO LANDLORD.  Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant’s obligations under this Lease:

(a)          To the exclusive use of the name of the Building and Office Complex for all purposes, except that Tenant may use such name(s) as its business address and for no other purpose;

(b)          To change the name or street address of the Building and/or the Office Complex;

(c)          To install and maintain signs on the exterior and interior of the Building and/or the Office Complex;

(d)          To prescribe the location and style of the suite number and identification sign or lettering for the Premises and to designate and limit the space allotted to Tenant on the directory of the Building;

(e)          To retain at all times, and to use in appropriate instances, pass keys or other access devices to the Premises;

(f)           To grant to anyone the exclusive right to conduct any business or render any service in the Building, or the nonexclusive right to use any premises in the Building for a use which is the same as or similar to the use expressly permitted to Tenant by Article 5;

(g)          To exhibit the Premises at reasonable hours and to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises;

(h)          To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying janitorial service or other service to be provided to Tenant hereunder;

(i)           To require all persons entering or leaving the Building during such hours as Landlord may reasonably determine from time to time to identify themselves to security personnel by registration or otherwise in accordance with security controls, and to establish their right to enter or to leave in accordance with the provisions of Exhibit C.  Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any person.  In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or to prevent access to the Building during the continuance of the same, to shut down elevator service, to activate elevator emergency controls, or otherwise to take such action or preventive measures deemed necessary by Landlord for the safety or security of the tenants or other occupants of the Building or for the protection of the Building and the property in the Building.  Tenant agrees to cooperate with any reasonable safety or security program developed by Landlord;

(j)           To regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same;

(k)          To control and prevent access to Common Areas and other non-general public areas of the Building;

(l)           Provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with unreasonably, to rearrange, relocate, enlarge, reduce or change corridors, exits, entrances in or to the Building and to decorate and, at its own expense, to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Building or any part thereof, and any Adjacent Buildings, land, street or alley, including for the purpose of connection with or entrance into or use of the Building in conjunction with any adjoining or Adjacent Buildings or buildings, now existing or hereafter constructed, and may for such purposes erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through any part of the Building, including the Premises, all materials that may be required to make such repairs, alterations, improvements or additions, and in that connection, Landlord may temporarily close public entry ways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of Rent by reason of loss or interruption of the business of Tenant or otherwise and without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant’s obligations under this Lease.  Landlord, at its option, may make any repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours and, if Tenant desires, at Tenant’s option, to have such work done at times other than business hours, Tenant shall pay all overtime and additional expenses resulting therefrom; and

(m)         From time to time to make and to adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit C or other Sections of this Lease, for the protection and welfare of the Building and its tenants and occupants, as Landlord may determine, and Tenant agrees to abide by and comply with all such rules and regulations.

11.2        USE OF ROOF AND LAND.  Landlord specifically excepts and reserves to itself the use of any roof decks, the exterior portions of the Premises, all rights to the land and improvements below the improved floor level of the Premises, to the improvements and air rights above the ceiling of the Premises and to the improvements and air rights located outside the demising walls of the Premises and to such areas within the Premises required for installation of utility lines and other installations required to serve other occupants of the Building and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.  This Lease does not grant any rights to light or air.

ARTICLE 12

ALTERATIONS

12.1        CONSENT.  Tenant shall not make, without the prior written consent of Landlord, any alterations, additions or improvements to the Premises, which consent shall not be unreasonably withheld, conditioned or delayed for alterations, additions or improvements to the interior of the Premises which are non-structural in nature, do not adversely affect any of the Building’s electrical, mechanical, plumbing or structural systems, do not require a permit for said work from the appropriate municipal authority and do not adversely affect the exterior facia walls of the Premises and the Building, and further provided the provisions of this Lease including, without limitation, this Article, are complied with by Tenant. No consent shall be required for cosmetic or decorative alterations done by Tenant in the Premises. If the estimated cost of any such alterations, additions or improvements (as noted on the plans and specifications delivered to Landlord), equals or exceeds $10,000, then, at Landlord’s option, no alterations, additions or improvements can be made until after Tenant has provided Landlord with a performance bond equal to 125% of the estimated cost of such alterations, additions or improvements. Promptly after the completion of any alterations, additions or improvements, Tenant, shall at its expense, deliver to Landlord three (3) sets of accurate as-built drawings showing such work as may have been performed by Tenant. Landlord’s decision to refuse such consent shall be conclusive.  If Landlord consents to such alterations, additions or improvements, before commencement of the work or delivery of any materials onto the Premises or into the Building, Tenant shall furnish to Landlord for approval plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form, substance and amount as may be satisfactory to Landlord.  In addition, prior to commencement of any such work or delivery of any materials into the Premises, Tenant shall provide Landlord with appropriate evidence of Tenant’s ability to pay for such work and materials in full, and if requested by Landlord, shall deposit with Landlord at such time such security for the payment of said work and materials as Landlord may require. All alterations, additions and improvements shall be installed in a good, workmanlike manner and only new, high-grade materials shall be used.  All such work shall be done only by contractors or mechanics approved by Landlord and shall be subject to Landlord’s scheduling requirements and regulations.  Tenant further agrees to hold Landlord harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations, additions or improvements.  Before commencing any work in connection with such alterations, additions or improvements, Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord against any and all liabilities which may arise out of or be connected in any way with said alterations, additions or improvements.  Tenant shall permit Landlord to supervise construction operations in connection with the foregoing work if Landlord requests to do so.  Tenant shall pay the cost of all such alterations, additions and improvements, as well as the cost of decorating and repairing any damage to the Building, including the Premises, occasioned by such alterations, additions and improvements, including the cost of labor and materials, contractors’ profits, overhead and general conditions, and a reasonable fee to Landlord.  In connection with Landlord’s or its agents or other professionals review, modification, approval, supervision or coordination of plans and specifications for any of Tenant’s work, Tenant shall promptly upon demand therefor reimburse Landlord or its agents or other professionals for any reasonable out of pocket fees, expenses and other charges actually incurred in connection with the review, modification, approval, supervision or coordination of such plans and specifications.  Upon completing any alterations, additions or improvements, Tenant shall furnish Landlord with contractors’ affidavits in form required by law, and full and final waivers of lien and receipted bills covering all labor and materials expended and used.  All alterations, additions and improvements shall comply with all insurance requirements and with all city and county ordinances and regulations and with the requirements of all state and federal statutes and regulations.

12.2        REMOVAL OF ALTERATIONS.  If any alterations are made without the prior written consent of Landlord, Landlord shall have the right, at its option and in addition to Landlord’s other rights and remedies, to either require Tenant to remove such alterations and restore the affected portion(s) of the Premises, the Building or the Office Complex, as applicable, to their condition immediately prior thereto, or to do so on Tenant’s behalf, in which case Tenant shall reimburse Landlord as additional rent for the cost of such removal and restoration, with interest at the default interest rate, from the date such cost was incurred until repaid in full, within ten (10) days after receipt of an invoice therefor.  All alterations to the Premises, the Building and/or the Office Complex made by either party shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of the Term; provided, however, that (a) if Tenant is not in default under this Lease, then Tenant shall remove, upon the expiration or earlier termination of the Term, all movable furniture, furnishings, trade fixtures and other personal property of Tenant and Tenant’s agents located in the Premises, and (b) Tenant shall remove all alterations as well as any extraordinary items of the Tenant’s work in the Premises or the Building (including, without limitation, any wiring and cabling located in risers outside the Premises) which Landlord designates in writing for removal prior to the Expiration Date or any such earlier date of termination. Notwithstanding the provisions of clause “(a)” above, at Landlord’s option, movable furniture, furnishings and trade fixtures shall be deemed to exclude any item the removal of which might cause damage to the Premises or the Building or which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly.  Tenant shall, at its expense, repair all damage and injury to the Premises or the Building caused by any removal and restore same to the condition in which it existed prior to such installation.  Tenant’s obligations under this Section 12.2 shall survive the Expiration Date or earlier termination of this Lease.

12.3        LANDLORD FUNDED IMPROVEMENTS.  Anything contained in this Lease to the contrary notwithstanding, to the extent Landlord has either (i) provided Tenant with value (by way of a construction allowance or otherwise), or (ii) granted a credit to Tenant (by way of a rent concession or otherwise) for the express or implied purpose of funding, in whole or in part, Tenant’s fit-up costs (whether in connection with the work performed by or on behalf of Tenant in fitting up the Premises on or about the Commencement Date, or at any later time during the Term), the fit-up work, fixtures, non-moveable equipment and machinery, and appurtenances funded thereby (hereinafter collectively referred to as the “Landlord Funded Improvements”) shall remain the property of Landlord and may not be removed by Tenant at any time during the Term without Landlord’s prior written consent, and shall remain in the Premises upon the expiration or earlier termination of this Lease, unless Landlord directs otherwise pursuant to Section 12.2 above.  Landlord alone shall be entitled to depreciate any Landlord Funded Improvements as an asset for tax purposes.

12.4        TENANT’S WIRING.       Tenant's installation of telephone lines, cables, wiring and other electronic telecommunications services, wiring and equipment (collectively, the "Tenant Wiring"), shall be subject to the terms and conditions of this Lease, including, without limitation, this Article and Articles 6, 8 and 11 above. Without limiting the generality of the foregoing, Landlord hereby requires, and Tenant herein agrees, that upon the expiration or earlier termination of this Lease, Tenant shall remove, at its sole cost and expense, all of the Tenant Wiring installed by Tenant and/or its telecommunications services provider. Any costs and expenses which may be incurred by Landlord as a result of the foregoing, including, without limitation, any damage to the Premises or the Building caused by Tenant's removal of Tenant Wiring, shall be reimbursed by Tenant to Landlord, upon demand, as additional rent. In the event Landlord elects at its sole option not to have Tenant remove the Tenant Wiring and in lieu thereof to retain any Tenant Wiring in the Building, the Tenant Wiring shall be left in the Building as installed and same shall be surrendered by Tenant to Landlord in good condition and good working order, lien free and properly labeled at its place of installation and/or demarcation point.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

13.1        ASSIGNMENT AND SUBLETTING.  Tenant, without the prior written consent of Landlord in each instance, shall not (a) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (b) allow to exist or occur any transfer of or lien upon this Lease or Tenant’s interest herein by operation of law, (c) sublet the Premises or any part thereof, (d) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Article 5 of this Lease or by anyone other than Tenant and Tenant’s agents and employees, or (e) cause, suffer or permit to occur any “Change of Control” (as such term is defined in Section 13.8 hereof).  Landlord has the absolute right to withhold its consent without giving any reason whatsoever, except as herein expressly provided to the contrary.  In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.  In addition, a transfer of all or substantially all of the assets of Tenant or any guarantor of this Lease (whether Tenant or guarantor is a partnership, corporation or other type of entity) either by merger, consolidation, or otherwise (however accomplished, whether in a single transaction or in a series of related or unrelated transactions), or a so-called “lease takeover” agreement (that is, an agreement pursuant to which another entity agrees to become responsible for all or part of Tenant’s obligations under this Lease without actually entering into this Lease), shall be deemed a voluntary assignment of this Lease, subject to the provisions of this Article 13.

13.2           RENTALS BASED ON NET INCOME.  Without limiting the generality of the foregoing provisions of this Article 13, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based upon a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

13.3           TENANT TO REMAIN OBLIGATED.  Consent by Landlord to any assignment, subletting, use, occupancy or transfer shall not operate to relieve Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in such consent, or be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy.  Tenant shall pay all of Landlord’s costs, charges and expenses, including attorneys’ fees, incurred in connection with any assignment, transfer, lien, charge, subletting, use or occupancy made or requested by Tenant.  Tenant agrees that all advertising by Tenant or on Tenant’s behalf with respect to the assignment of this Lease or subletting of space must be approved in writing by Landlord prior to publication.

13.4           TENANT’S NOTICE; LANDLORD'S RIGHT TO TERMINATE.  Tenant, by notice in writing, shall advise Landlord of its intention from, on and after a stated date (which shall not be less than sixty (60) days after the date of Tenant’s notice) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice, if given, shall terminate this Lease with respect to the space therein described as of the date stated in Tenant’s notice.  Tenant’s notice shall state the name and address of the proposed subtenant or assignee, and a true and complete copy of the proposed sublease or assignment and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed subtenant or assignee shall be delivered to Landlord with said notice.  Tenant shall notify Landlord prior to engaging a real estate broker or other real estate consultant in connection with any proposed assignment or sublease, and Landlord shall have the right to approve, in the exercise of reasonable judgment, such real estate broker or other consultant.  Any assignment, sublease or encumbrance shall be effected on forms either prepared by Landlord or approved in advance by Landlord, as Landlord may elect.  If Tenant’s notice covers all of the space hereby demised, and if Landlord gives its recapture notice with respect thereto, the Term of this Lease shall expire on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term.  If, however, this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, Base Rent and Tenant’s Proportionate Share as defined herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect; provided that Tenant shall pay all costs in connection with the physical subdivision of any portion of the Premises.

13.5           LANDLORD’S CONSENT.  If Landlord, upon receiving Tenant’s notice with respect to any such space, does not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold its consent to Tenant’s assignment of this Lease or subletting the space covered by its notice.  Landlord shall not be deemed to have unreasonably withheld its consent to a sublease of part or all of the Premises or an assignment of this Lease if its consent is withheld because:  (a) Tenant is then in default hereunder; (b) any notice of termination of this Lease or termination of Tenant’s possession was given under Article 17; (c) the portion of the Premises which Tenant proposes to sublease, including the means of ingress thereto and egress therefrom and the proposed use thereof, or the remaining portion of the Premises, or both, will violate any city, state or federal law, ordinance or regulation, including, without limitation, any applicable building code or zoning ordinances; (d) the proposed use of the Premises by the subtenant or assignee does not conform with the use permitted by Article 5; (e) in the reasonable judgment of Landlord, the proposed subtenant or assignee is of a character or is engaged in a business which would be deleterious to the reputation of the Building, or the subtenant or assignee is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; (f) the proposed subtenant or assignee is a government or a government agency; (g) the proposed subtenant or assignee is an occupant of the Office Complex or an entity to whom Landlord or Landlord's agent have been marketing space in the Office Complex; (h) Tenant has failed to notify Landlord prior to seeking the services of a real estate broker or other real estate consultant, as set forth above; or (i) in the course of seeking an assignee, subtenant or other occupant of its space, Tenant has publicly advertised (or permitted the public advertisement of) a rental rate that is lower than the rental rate then payable by Tenant pursuant to this Lease; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar to or dissimilar from the foregoing examples.  In the event of any assignment hereunder, any options contained in this Lease with respect to additional term(s), additional space, or otherwise, shall automatically lapse and be of no further force or effect, unless otherwise expressly set forth in this Lease.

13.6           PROFITS.  If Tenant, having first obtained Landlord’s consent to any sublease or assignment, or if Tenant or a trustee in bankruptcy for Tenant pursuant to the Bankruptcy Code, assigns this Lease or sublets the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional rent fifty percent (50%) of any such excess rent or other monetary consideration immediately upon receipt under any such assignment  after deducting therefrom Tenant’s Costs (as defined below), or, in the case of a sublease, (a) on the first day of each month during the term of any sublease, fifty percent (50%) of the excess of all rent and other consideration due from the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month after deducting therefrom Tenant’s Costs (or, if only a portion of the Premises is being sublet, fifty percent (50%) of the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a square footage basis to the space sublet) after deducting therefrom Tenant’s Costs) and (b) immediately upon receipt thereof, fifty percent (50%) of any other consideration realized by Tenant from such subletting after deducting therefrom Tenant’s Costs; it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant assigns this Lease or sublets the Premises or any part thereof at a rental less than that provided for herein.  Acceptance by Landlord of any payments due under this Section 13.5 shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder.  Landlord shall have the right to inspect and audit Tenant’s books and records relating to any assignment or sublease.

For purposes hereof, the term “Tenant’s Costs” shall mean, (1) the amount of any customary and reasonable brokerage fees or commissions actually paid to a broker as a result of any assignment or subletting by Tenant hereunder and any customary and reasonable advertising fees actually expended by any such broker; (2) reasonable attorneys’ fees directly related to the assignment of this Lease or the subletting of the space; and (3) the actual out of pocket cost to Tenant of any additional improvements made to prepare the space in question for the occupancy of the subtenant or the assignee thereof, and in the case of a subletting, any rent abatement and/or concession or work allowance granted by Tenant to such subtenant in lieu of or in addition to Tenant’s performance of any such improvements. Tenant’s Costs shall be deemed to have been fully amortized over the term of the sublease, in the case of a sublease, or the remaining term of the Lease, in the case of an assignment.

13.7           ASSIGNEE TO ASSUME OBLIGATIONS.  If Tenant assigns this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment.  If Tenant subleases the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant, at Landlord’s option and written request, will attorn to Landlord in the event this Lease terminates before the expiration of the sublease.

13.8           CHANGE OF CONTROL.  Notwithstanding anything to the contrary in this Article 13, if Tenant is a corporation (other than a corporation the stock of which is publicly traded) the term “Change of Control” shall mean any direct or indirect change in the legal or beneficial ownership or control of the shares of stock which constitute control of Tenant other than by reason of gift or death.  The term “control” (or “Control”), as used herein, means the power, directly or indirectly, to direct or cause the direction of the management or policies of Tenant.  If Tenant is a partnership, whether general or limited, or a limited liability company, the term “Change of Control” shall mean any direct or indirect change in the legal or beneficial ownership or control of the partnership interests or, as the case may be, any change in the membership or control of said limited liability company, which constitute control of Tenant other than by reason of gift or death.

13.9           COSTS AND LEGAL FEES.  Tenant shall reimburse Landlord on demand as additional rent for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and the reasonable legal costs incurred in connection with the granting of any requested consent.

13.10         TIME LIMITATION.  If Landlord’s consent to an assignment or subletting is given, and such transaction does not become fully binding upon the parties thereto and effective within sixty (60) days after the date of Tenant’s notice as set forth in Section 13.4 hereof for any reason, then Landlord’s consent to such transaction shall be deemed null and void, and Tenant’s compliance with the provisions of Section 13.4 and other applicable provisions of this Article shall again be necessary in the event Tenant desires to assign this Lease or sublease all or any portion of the Premises, even in connection with the same transaction as that initially proposed by Tenant in the Tenant’s notice.

13.11         INDEMNIFICATION.  Tenant hereby indemnifies, defends and holds Landlord and Landlord’s agents harmless from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and attorneys’ fees) that may be made against Landlord and/or Landlord’s agents based on, arising out of, or in any way relating to (directly or indirectly, in whole or in part) any assignment or encumbrance (or attempted assignment or encumbrance) of this Lease, or any subletting (or attempted subletting) of any part of the Premises including, without limitation, claims by (i) any assignee or subtenant or proposed assignee or subtenant, or (ii) any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, or any termination of this Lease by Landlord pursuant to Section 13.4 above.

ARTICLE 14

WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT

14.1           WAIVER OF CERTAIN CLAIMS.  To the extent not prohibited expressly by law, Tenant releases Landlord and its beneficiaries, if any, and their agents, servants and employees, from and waives all claims for damages to person or property sustained by Tenant or by any occupant of the Premises or the Office Complex, or by any other person, resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises, the Office Complex or any part of it, or from any equipment or appurtenance therein, or from any accident in or about the Office Complex, or from any act or neglect of any tenant or other occupant of the Office Complex or any part thereof or of any other person, including Landlord, and its agents, employees and contractors.  This Section shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature.

14.2           DAMAGE CAUSED BY TENANT’S NEGLECT.  If any damage to the Premises or the Office Complex or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants or occupants of the Office Complex, results from any act or neglect of Tenant, its employees, agents, contractors, licensees or invitees, Tenant shall be liable therefor and Landlord, at its option, may repair such damage and Tenant, upon demand by Landlord, shall reimburse Landlord for all costs of such repairs and damages in excess of amounts, if any, paid to Landlord under insurance covering such damage.

14.3           TENANT RESPONSIBLE FOR PERSONAL PROPERTY.  All personal property belonging to Tenant or any occupant of the Premises that is in the Project or the Premises shall be there at the risk of Tenant or other person only and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

14.4           INDEMNIFICATION.  To the extent not expressly prohibited by law, Tenant agrees to hold Landlord and its agents, employees, and contractors harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys’ fees, for injuries to all persons and damage to or theft, misappropriation or loss of property occurring in or about the Premises or the Office Complex arising from Tenant’s occupancy of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or the Office Complex or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or due to any other act or omission of Tenant, its agents, contractors, invitees, licensees or employees, but only to the extent of Landlord’s liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities.

ARTICLE 15

DAMAGE OR DESTRUCTION BY CASUALTY

15.1           DAMAGE OR DESTRUCTION BY CASUALTY.  If the Premises or the Building are damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed to repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control.  If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord, with reasonable promptness after the occurrence of such damage, shall estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall advise Tenant by notice of such estimate.  If it is estimated that the amount of time required to substantially complete such repair and restoration will exceed four hundred fifty (450) days from the date such damage occurred, then either Landlord or Tenant (but as to Tenant, only if all or a substantial portion of the Premises are rendered untenantable) shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that, if it elects to do so, Landlord may also give such notice of termination together with the notice containing said estimate).  Unless this Lease is so terminated, Landlord shall proceed with reasonable promptness to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect.  Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, except as hereinafter provided, if such repairs and restoration in fact are not completed within the time period estimated by Landlord or within four hundred fifty (450) days.  If the Premises are not repaired or restored within five hundred forty (540) days after the date of such fire or other casualty, then either party may terminate this Lease, effective as of the date of such fire or other casualty, by written notice given to the other party not later than thirty (30) days after the expiration of said five hundred forty (540) days period, but prior to substantial completion of repair or restoration.  Notwithstanding anything to the contrary set forth herein, (a) Landlord shall have no duty pursuant to this Section to repair or restore any portion of the alterations, additions or improvements owned or made by or on behalf of Tenant in the Premises or existing in the Premises as of the date such space is leased to, or occupied by, Tenant, or to expend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; (b) Tenant shall not have the right to terminate this Lease pursuant to this Section if the damage or destruction was caused by the act or neglect of Tenant, its agents or employees; and (c) if any such damage rendering all or a substantial portion of the Premises or the Building untenantable shall occur during the last two (2) years of the Term, Landlord shall have the option to terminate this Lease by giving written notice to Tenant within sixty (60) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such notice.  It is the intention of Landlord and Tenant that the provisions of this Article 15 shall override N.J.S.A. 46:8-6 and 7.

15.2           ABATEMENT OF RENT.  In the event any fire or casualty damage not caused by the act or neglect of Tenant, its agents or employees, renders the Premises untenantable and if this Lease is not terminated pursuant to Section 15.1 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date Landlord tenders the Premises to Tenant as being ready for occupancy.  Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises not ready for occupancy from time to time bears to the entire Premises.  In the event of termination of this Lease pursuant to Section 15.1, Rent shall be apportioned on a per diem basis and shall be paid to the date of the fire or casualty.

ARTICLE 16

EMINENT DOMAIN

If the entire Building or a substantial part thereof, or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking, and without apportionment of the award to or for the benefit of Tenant.  If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, the taking of which, in Landlord’s opinion, would prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Building is changed by any competent authority, and such taking, damage or change of grade makes it necessary or desirable to remodel the Building to conform to the taking, damage or changed grade, Landlord shall have the right to terminate this Lease upon written notice given to Tenant not less than ninety (90) days prior to the date of termination designated in said notice.  In either of these events, Rent at the then current rate shall be apportioned as of the date of the termination.  No money or other consideration shall be payable by Landlord to Tenant for the right of termination, and Tenant shall have no right to share in the condemnation award, whether for a total or partial taking, for loss of Tenant’s leasehold or improvements or other loss or expenses or to share in any judgment for damages caused by the change of grade.

ARTICLE 17

DEFAULT

17.1           EVENTS OF DEFAULT.  The occurrence of any one or more of the following matters constitutes a Default by Tenant under this Lease:

  (a)           Failure by Tenant to pay any Rent within five (5) days after notice from Landlord to Tenant of said failure to pay the same on the due date;

  (b)           Failure by Tenant to pay, within five (5) days after notice from Landlord to Tenant of said failure to pay on the due date, any other monies required to be paid by Tenant under this Lease;

  (c)           Failure by Tenant to observe or perform any of the covenants with respect to assignment and subletting set forth in Article 13;

  (d)           Failure by Tenant to comply with Tenant’s warranties, representations or covenants set forth in Article 26;

  (e)           Failure by Tenant to cure, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this Lease;

  (f)           Failure by Tenant to cure a default arising pursuant to Section 21.4 of this Lease within the period of time provided in said Section; or any other failure by Tenant to maintain the insurance required to be maintained by Tenant pursuant to Article 21, if such failure continues for forty-eight hours (48) following notice thereof from Landlord;

  (g)          Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease not otherwise referred to in this Section 17.1, if such failure continues for thirty (30) days after notice thereof from Landlord to Tenant;

  (h)          The levy upon, under writ of execution or the attachment by legal process of, the leasehold interest of Tenant, or the filing or creation of a lien with respect to such leasehold interest, which lien shall not be released or discharged within ten (10) days from the date of such filing;

  (i)           Tenant vacates or abandons the Premises or fails to take possession of the Premises when available for occupancy (the transfer of a substantial part of the operations, business and personnel of Tenant to some other location being deemed, without limiting the meaning of the term “vacates or abandons,” to be a vacation or abandonment within the meaning of this clause (i)), whether or not Tenant thereafter continues to pay Rent due under this Lease;

  (j)           Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

  (k)           A trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within sixty (60) days after such appointment; or

  (l)           Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law, or similar law for the relief of debtors, is instituted (i) by or on behalf of Tenant or (ii) against Tenant and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution.

17.2           RIGHTS AND REMEDIES OF LANDLORD.  If a Default occurs, Landlord shall have the rights and remedies set forth in this Article 17, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:

  (a)          Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice and demanding that Tenant deliver possession of the Premises on such date;

  (b)          Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice and demanding that Tenant deliver possession of the Premises on such date; and

  (c)          Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

17.3           RIGHT TO RE-ENTER.  If Landlord exercises either of the remedies provided in Sections 17.2(a) or (b), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

17.4           CURRENT DAMAGES.  If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder.  Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Rent Adjustments and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term.  In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord shall determine and may collect the rents from such reletting.  Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting.  Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks or other access devices to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord’s expenses of reletting.  The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant.  Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Rent Adjustments) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred.  No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

17.5           FINAL DAMAGES.  If this Lease is terminated by Landlord pursuant to Section 17.2(a), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (a) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord’s contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease or any Workletter, (b) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in Article 3 of this Lease or elsewhere herein and the amount projected by Landlord to represent Rent Adjustments for the remainder of the Term pursuant to Article 4 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a four percent (4%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (c) any damages in addition thereto, including reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

17.6           REMOVAL OF PERSONAL PROPERTY.  All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof.  Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control.  All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

17.7           ATTORNEYS' FEES.  Tenant shall pay on demand all of Landlord’s costs, charges and expenses, including, without limitation, court costs and attorneys’ fees, incurred in enforcing Tenant’s obligations under this Lease, incurred by Landlord in any action brought by Tenant in which Landlord is the prevailing party, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.

17.8           ASSUMPTION OR REJECTION IN BANKRUPTCY.  If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

17.9           DEFAULT UNDER OTHER LEASES.  If the term of any lease, other than this Lease, for any space in the Project under which Tenant or Tenant’s Subsidiary (as such term is defined in Section 27.1(b) hereof) is now or hereafter the tenant, shall be terminated or terminable after the making of this Lease because of any monetary and/or material non-monetary default by Tenant or Tenant’s Subsidiary under such other lease, or if Tenant and/or Tenant’s Subsidiary is otherwise in monetary and/or material non-monetary default under such other lease, then such fact shall empower Landlord, at Landlord’s sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 17.2.

17.10         WAIVER OF RIGHT OF REDEMPTION.  Tenant hereby waives all right of redemption to which Tenant or any person under Tenant may be entitled by any law now or hereafter in force.  In addition, in the event of a Default consequent to which Landlord recovers possession of the Premises, Landlord shall be under no duty to mitigate Landlord’s damages.

ARTICLE 18

SUBORDINATION

18.1           SUBORDINATION.  Landlord may have heretofore executed and delivered or may hereafter from time to time execute and deliver a first mortgage or first trust deed in the nature of a mortgage (both hereinafter referred to as a “First Mortgage”) or any other mortgage (the First Mortgage and any other mortgages, whether heretofore or hereafter effected, are sometimes herein referred to singly or collectively as the “Mortgage”), against the Land and Building or any interest therein. This Lease is subject and subordinate to the lien, provisions, operation and effect of the First Mortgage, any Mortgage, to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, consolidations, replacements or refinancings thereof.  The holder of any  Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any other Mortgage that is superior to such Mortgage) at any time to unilaterally declare this Lease to be superior to such Mortgage.  Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, if requested by the mortgagee or trustee under any First Mortgage, or by the holder of any other Mortgage, Tenant will nevertheless, within five (5) days after request therefor, either (a) subordinate its interest in this Lease to said First Mortgage and any other Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (b) make certain of Tenant’s rights and interests in this Lease superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such mortgagee or trustee under any First Mortgage or other Mortgage.  If Tenant does not execute any document submitted pursuant to this Section 18.1 within five (5) days after receipt thereof, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to execute any such document on behalf of Tenant.  Tenant covenants that it will not subordinate this Lease to any mortgage or trust deed other than a First Mortgage without the prior written consent of the holder of the First Mortgage.

18.2           LIABILITY OF HOLDER OF MORTGAGE; ATTORNMENT.  It is further agreed that (a) if any Mortgage is foreclosed, (i) the holder of the Mortgage or its grantees, or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), as the case may be, shall not be (x) liable for any act or omission of any prior landlord (including Landlord), (y) subject to any offsets or counterclaims which Tenant may have against a prior landlord (including Landlord), or (z) bound by any prepayment of Base Rent or Rent Adjustments which Tenant may have made in excess of the amounts then due for the next succeeding month, (ii) the liability of the mortgagee or trustee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building or Land and such liability shall not continue or survive after further transfer of ownership; and (iii) upon request of the mortgagee or trustee, if the Mortgage is foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce the rent or shorten the term provided hereunder, or so as to affect adversely in any other respect to any material extent the rights of Landlord, nor shall this Lease be cancelled or surrendered, without the prior written consent, in each instance, of the mortgagee or trustee under any Mortgage.

18.3           MODIFICATION REQUIRED BY HOLDER OF A MORTGAGE.  Should any holder of a Mortgage or any prospective mortgagee require a modification or modifications of this Lease, which modification or modifications will not cause any increased cost or expense to Tenant or in any other way materially adversely affect the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor.

18.4           SHORT FORM LEASE.  Should the holder of a Mortgage or any prospective mortgagee require execution of a short form of lease for recording (containing the names of the parties, a description of the Premises, and the term of this Lease) or a certification from Tenant concerning this Lease in such form as may be required by said holder of a Mortgage or said prospective mortgagee, Tenant agrees to execute promptly such short form of lease or certificate and deliver the same to Landlord within ten (10) days following the request therefor.

ARTICLE 19

MORTGAGEE PROTECTION

Tenant agrees to give any holder of any First Mortgage or any other Mortgage, as defined in Section 18.1, against the Land or Building, or any interest therein, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord’s interests in leases, or otherwise) of the address of such Mortgage holder.  Tenant further agrees that if Landlord has failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced cure or correction within such twenty (20) days and is pursuing diligently the remedies or steps necessary to cure or correct such default), then the holder of the Mortgage shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of the Mortgage has commenced cure or correction within such thirty (30) days and is pursuing diligently the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default).

ARTICLE 20

ESTOPPEL CERTIFICATE

Tenant agrees that from time to time within ten (10) days of written request received from Landlord and/or any other party designated by Landlord, any prospective mortgagee, or the holder of the First Mortgage or any Mortgage, Tenant (or any permitted assignee, subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant) will deliver to Landlord, any other party designated by Landlord or to the holder of any First Mortgage or any Mortgage, a statement in writing signed by Tenant (and/or such other party) certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which Rent and other charges have been paid; (c) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States or any State thereof; and (g) such other matters as may be required by Landlord, any prospective mortgagee or the holder of the First Mortgage or any other Mortgage. Any such statement may be relied upon by any owner, the holder of any First Mortgage or other Mortgage, any prospective mortgagee, or prospective purchaser of the Office Complex or any portion thereof, or any other person or entity designated by Landlord. In the event that Tenant fails to deliver the aforesaid  certificate within the time period described hereinabove, then Tenant herein unconditionally agrees that it shall be liable on demand to pay Landlord  the sum of $1,000.00 for each day that Tenant is late in delivering the aforesaid  certificate to Landlord, such sum to be as and for Landlord’s full and complete liquidated and agreed monetary damages suffered by reason of Tenant’s failure to timely deliver an estoppel certificate to Landlord.  In addition to the foregoing, in the event that Tenant fails to deliver to Landlord the aforesaid certificate within the time period described hereinabove, then all matters contained in such statement as prepared by Landlord and submitted to Tenant shall be deemed true and accurate, Tenant shall be deemed to have unconditionally waived (and shall be estopped from raising) any and all alleged defenses or alleged lease defaults allegedly committed by Landlord which it may have otherwise claimed or maintained in such estoppel certificate and Tenant shall also be deemed to have unconditionally assented to and affirmed any and all provisions set forth in the estoppel certificate as same may have been prepared by the Landlord.  In addition to the foregoing, Landlord reserves the right to exercise any further rights or remedies available to it under the Lease, at law or equity by reason of Tenant’s default hereunder.

ARTICLE 21

SUBROGATION AND INSURANCE

21.1           WAIVER OF SUBROGATION.  Landlord and Tenant agree to have all fire and extended coverage and other property damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of such policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party.  Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies.  Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or to invalidate the right of the insured to recover thereunder or to increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within ten (10) days following written notice thereof, to pay such increased cost and thereby keep such release or waiver in full force and effect).

21.2           TENANT’S INSURANCE.  Tenant shall carry insurance during the entire Term hereof with terms, coverages and companies (which shall be licensed to do business in the State of New Jersey and shall be rated no lower than A+XV by A.M. Best Company) satisfactory to Landlord and with such increases in limits as Landlord may request from time to time, but initially Tenant shall maintain the following coverages in the following amounts:

  (a)           Comprehensive or commercial general liability insurance, including contractual liability and the broad or extended liability endorsement, insuring against claims for death, bodily injury, personal injury and property damage occurring upon, in or about the Premises or the Office Complex on an occurrence basis, in an amount not less than Three Million Dollars ($3,000,000) combined single limit per occurrence, with a Five Million Dollar ($5,000,000) annual aggregate, covering Tenant as a named insured and Landlord, and its affiliates, the managing agent for the Building and their respective officers, directors, shareholders, partners, members, agents and employees, and the holder(s) of any Mortgage, as additional insureds;

  (b)           Insurance against fire, sprinkler leakage and vandalism, and the extended coverage perils for the full replacement cost of all additions, improvements and alterations to the Premises whether owned, made or installed by or on behalf of Tenant or existing in the Premises as of the date such space is leased to, or occupied by, Tenant, if any, and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises, with loss or damage payable to Landlord and Tenant as their interests may appear;

  (c)           Business interruption insurance or rent loss insurance (or a comparable policy of insurance providing the same benefits) in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils covered by the insurance described in clause (b) above or attributable to prevention or denial of access to the Premises, Building or Project as a result of such perils, in minimum amounts of not less than twelve (12) times the Monthly Base Rent and estimated additional rent then in effect during any Lease Year;

  (d)           comprehensive automobile liability insurance (covering  all owned, non-owned and hired vehicles), in an amount of not less than One Million Dollars ($1,000,000) for each accident;

  (e)           worker’s compensation insurance, in minimum limits as required by the State of New Jersey (as the same may be amended from time to time), for all employees of Tenant engaged in any work on or about the Premises;

  (f)           employer’s liability insurance, in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee, (or such greater amount as may be mandated by legal requirements), for all employees of Tenant engaged in any work on or about the Premises;

  (g)           for any period during which construction is being performed by or on behalf of Tenant in or about the Premises, insurance as required by Article 12 above; and

  (h)           if Tenant shall use the Premises for entertaining or for any other social function (including parties and/or receptions for clients, customers, employees and/or others) at which any alcoholic beverages are served, Tenant shall obtain an endorsement to its policy of commercial general liability insurance (if such coverage is not already provided by such policy) providing host liquor liability coverage of not less than One Million Dollars ($1,000,000) for bodily injury and property damage liability in any one occurrence and, if Tenant shall have contracted with a third party to serve such alcoholic beverages, Tenant shall also cause such third party to obtain an endorsement to its policy of commercial general liability insurance (if such coverage is not already provided by such policy) providing liquor liability coverage of not less than One Million Dollars ($1,000,000) for bodily injury and property damage liability in any one occurrence; provided, however, that nothing contained in this Section shall be construed to permit Tenant to use the Premises for any use or purpose other than the permitted use as described in Article 5 above.

21.3           CERTIFICATES OF INSURANCE.  Tenant shall furnish to Landlord, prior to the commencement of the Term, policies or certificates evidencing such coverage, which policies or certificates shall state that such insurance coverage may not be reduced, cancelled, modified or not renewed without at least thirty (30) days’ prior written notice to Landlord, Tenant, any holder of a First Mortgage and/or any other Mortgage (unless such cancellation is due to nonpayment of premium, and in that case, only ten (10) days’ prior written notice shall be sufficient).

21.4           COMPLIANCE WITH REQUIREMENTS.  Tenant shall comply and cause the Premises to comply with all applicable laws and ordinances, all court orders and decrees and all requirements of other governmental authorities, and shall not make, directly or indirectly, any use of the Premises which may be prohibited thereby, which may be dangerous to person or property, which may jeopardize any insurance coverage or which may increase the cost of insurance or require additional insurance coverage.  If any insurance policy carried by Landlord or Tenant shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises, the Building or the Project or any part thereof by Tenant, any party claiming by, through or under Tenant or anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy the conditions giving rise to said cancellation or threatened cancellation or reduction in coverage on or before the earlier of (i) forty-eight (48) hours after notice thereof from Landlord, or (ii) prior to said cancellation or reduction becoming effective, Tenant shall be in default hereunder and Landlord shall have all of the remedies available to Landlord pursuant to this Lease.

ARTICLE 22

NONWAIVER

No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation is continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated.  Without limiting Landlord’s rights under Article 9, it is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right to possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys.  It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.

ARTICLE 23

TENANT - DUE AUTHORIZATION

In case Tenant is a corporation, (a) Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof and (b) if Landlord so requests, Tenant shall deliver to Landlord or its agent, concurrently with the delivery of this Lease executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant’s execution and delivery of this Lease and the performance of Tenant’s obligations hereunder.  In case Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in the partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformance with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms.  Also, it is agreed that each and every present and future general partner in Tenant shall be and shall remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal of any general partner shall not release the liability of such partner under the terms of this Lease unless and until Landlord consents in writing to such release.  In case Tenant is a limited liability company, Tenant represents and warrants that all of the persons who are managing members of the limited liability company have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformance with a valid and effective authorization therefor by all of the managing members of such limited liability company, and constitutes the valid and binding agreement of the limited liability company in accordance with its terms.

ARTICLE 24

REAL ESTATE BROKERS

Tenant represents that Tenant has dealt with and only with FirstService Williams (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, liabilities, claims, losses, costs and expenses, including reasonable attorneys’ fees, arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such broker or brokers or finders in connection with its having introduced Tenant to the Premises or having participated in the negotiation with Tenant of this Lease.

ARTICLE 25

NOTICES

All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing.  All notices, demands and requests by Landlord or Tenant shall be (i) delivered personally, (ii) sent by a recognized overnight courier, (iii) sent by telefacsimile transmission (provided that an original is deposited on the same day for delivery by a recognized overnight courier service) or (iv) sent by United States certified mail, postage prepaid, and addressed as follows or at such substitute addresses as may be specified by either party by written notice furnished to the other in accordance herewith:

If to Landlord:	SMIII Woodbridge Plaza, LLC c/o KBS Realty Advisors, LLC 590 Madison Avenue, 26th Floor New York, NY 10022 Attention: Asset Manager Telecopier No.: (212) 644-1372
With a copy to:	David J. Feit, Esq., PLLC 22 Cortlandt Street, Suite 803 New York, NY 10007 Telecopier No.: (212) 608-1803

If to Tenant:	Prior to the Commencement Date: 485(C) Route 1 South, 4th Floor Iselin, New Jersey 08830 From and after the Commencement Date: 485(A) Route 1 South, 2nd Floor Iselin, New Jersey 08830

Notices, demands and requests delivered in the manner provided hereinabove will be deemed received:  (i) upon receipt or refusal, if delivered personally, (ii) if sent by recognized overnight courier, on the next business day following deposit therewith, (iii) if sent by telefacsimile transmission as provided above, on the day confirmation of transmission to the specified telecopier number is received electronically (provided that said confirmation is received on a business day prior to 5:00 p.m.  local time; otherwise on the next business day), and (iv) if sent by certified mail, three (3) business days after the date of postmark thereof.  Notices and demands from Landlord to Tenant may be signed by Landlord, its beneficiaries, the managing agent for the Real Property or the agent of any of them.

ARTICLE 26

ENVIRONMENTAL MATTERS

26.1           TENANT’S OBLIGATIONS WITH RESPECT TO ENVIRONMENTAL MATTERS.  Tenant hereby represents, warrants and covenants that, during the Term of this Lease, (i) Tenant shall comply at its sole cost and expense with all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to Hazardous Materials, environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the New Jersey Environmental Cleanup Responsibility Act, as amended by the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (“ISRA”), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A.  58:10-23.11b et seq.; and all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (“Environmental Laws”).  “Hazardous Materials” shall mean and include the following, including mixtures thereof:  any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under any Environmental Law, including but not limited to oil, petroleum products, natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel, pesticides, asbestos, asbestos-containing materials and PCBs; (ii) Tenant shall not install any underground storage tanks without prior written disclosure to and prior written approval by Landlord; (iii) Tenant shall not take any action that would subject the Premises to the permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; (iv) Tenant shall not dispose of Hazardous Materials in dumpsters provided by Landlord for tenant use; (v) Tenant shall not discharge Hazardous Materials into Project drains or sewers; (vi) Tenant shall not cause or allow the Release of any Hazardous Materials on, to or from the Project or land.  For purposes of this Article 26, “Release” or “Released” shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment; and (vii) if Tenant’s use, including treatment, storage and disposal of Hazardous Materials at the Premises (a) gives rise to liability or to a claim under any Environmental Law, or any common law theory of tort or otherwise, (b) causes a threat to, or endangers human health or the environment, or (c) creates a nuisance or trespass, Tenant shall, at its sole cost and expense, promptly take all actions as are necessary to return the Premises or any adjacent property to the condition existing prior to the introduction of any such Hazardous Material and to comply with all applicable Environmental Laws and eliminate or avoid any liability claim with respect thereto.  Landlord’s written approval of such actions to be taken with respect to the Premises or any adjacent property shall first be obtained.

(a)           Tenant represents to Landlord that Tenant’s Standard Industrial Classification (SIC) Number as designated in the Standard Industrial Classification Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States will not subject the Premises to ISRA applicability.  Any change by Tenant to an operation with an SIC Number subject to ISRA shall require Landlord’s prior written consent.  Any such proposed change shall be sent in writing to Landlord sixty (60) days prior to the proposed change.  Landlord, at its sole option, may withhold consent.

(b)           Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA.  Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant’s use of the Premises including but not limited to state agency fees, engineering fees, cleanup costs, filing fees and suretyship expenses.  As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority.  The foregoing undertaking shall survive the termination or sooner expiration of this Lease and surrender of the Premises and shall also survive sale or lease or assignment of the Premises by Landlord.  Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant’s compliance and the requirements of the New Jersey Department of Environmental Protection (“NJDEP”) under ISRA as they are issued or received by Tenant.

(c)           In the event Tenant fails to comply with ISRA as stated in this Article 26 or any other governmental law as of the termination or sooner expiration of this Lease, and as a consequence thereof, Landlord is unable to rent the Premises, then Landlord shall treat Tenant as one who has not removed at the end of its Term, and thereupon be entitled to all remedies against Tenant provided by law in that situation, including a monthly rental of two hundred percent (200%) of the Monthly Base Rent for the last month of the Term of this Lease or any renewal term, payable in advance on the first day of each month, until such time as Tenant provides Landlord with a negative declaration or confirmation that any required cleanup plan has been successfully completed.

26.2         LANDLORD’S RIGHT TO INSPECT.  Landlord and Landlord’s agents and employees shall have the right to enter the Premises upon reasonable prior notice which may be verbal or oral (except where such entry is necessary in order to comply with applicable laws and requirements of public authorities or in the event of an emergency) and conduct such inspections or tests, including soil and groundwater sampling, as Landlord in its sole discretion deems appropriate or necessary, for the purpose of determining Tenant’s compliance with Tenant’s environmental obligations pursuant to this Lease and this Article 26.  Tenant agrees to cooperate with such investigations and to provide any relevant information requested by Landlord.

26.3         COPIES OF NOTICES AND DOCUMENTATION.  Within ten (10) days of Tenant’s receipt of a written request by Landlord, Tenant shall provide Landlord with (i) copies of all environmental reports and tests obtained by Tenant; (ii) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Materials; (iii) copies of any permits issued to Tenant under Environmental Laws with respect to the Premises; (iv) copies of any and all reports, notifications, and other filings made by Tenant to any federal, state, or local environmental authorities or agencies; and (v) any other applicable documents and information with respect to environmental matters relating to the Premises.  During the Term of this Lease, Tenant shall provide Landlord promptly with copies of all summonses, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, from any federal, state, or local agency or authority, or any other entity or individual, concerning (i) any actual or alleged Release of a Hazardous Material on, to or from the Premises; (ii) the imposition of any lien on the Premises; (iii) any actual or alleged violation of, or responsibility under, any Environmental Laws; or (iv) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity.

26.4         LANDLORD’S RIGHT TO ACT.  In the event that Tenant shall fail to comply with any of its obligations under this Article 26 as and when required hereunder, Landlord shall have the right (but not the obligation) to take such action as is required to be taken by Tenant hereunder and in such event, Tenant shall be liable and responsible to Landlord for all costs, expenses, liabilities, claims and other obligations paid, suffered, or incurred by Landlord in connection with such matters.  Tenant shall reimburse Landlord immediately upon demand for all such amounts for which Tenant is liable.

26.5         INDEMNIFICATION.  Notwithstanding anything contained in this Lease to the contrary, Tenant shall reimburse, defend, indemnify and hold Landlord, and its beneficiaries, officers, directors, shareholders, employees, and agents, free and harmless from and against any and all claims, response costs, losses, liabilities, damages, costs, and expenses, including, but not limited to, the costs and expenses of investigations, studies, health or risk assessments and consulting fees, and including, without limitation, loss of rental income, loss due to business interruption, and attorneys’ fees and costs, arising out of or in any way connected with any or all of the following:

(i)           any Hazardous Materials which, at any time during the Term, are or were actually or allegedly generated, stored, treated, released, disposed of, used or otherwise located on or at the Premises, including but not limited to, any and all (a) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence or otherwise based upon, resulting from or in connection with any Hazardous Material; and (b) obligations to take response, cleanup or corrective action pursuant to any investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing; and

(ii)           any actual or alleged illness, disability, injury, or death of any person in any manner arising out of or allegedly arising out of exposure to Hazardous Materials present at the Premises, regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and

(iii)           any actual or alleged failure of Tenant or the Premises at any time and from time to time to comply with all applicable Environmental Laws, whether before or after the effective date of this Lease; and

(iv)           any failure by Tenant to comply with its obligations under this Article 26.

In the event any claims or other assertion of liability shall be made against Landlord for which Landlord is entitled to indemnity hereunder, Landlord shall notify Tenant of such claim or assertion of liability and thereupon Tenant shall, at its sole cost and expense, assume the defense of such claim or assertion of liability and continue such defense at all times thereafter until completion.  The obligations of Tenant under this Article 26 shall survive any termination or expiration of this Lease.

ARTICLE 27

SECURITY DEPOSIT

27.1         SECURITY DEPOSIT.  (a) By no later than January 15, 2011, with time being of the essence, Tenant shall deposit with Landlord the sum of $10,000.00, such sum to be held as   security for the full and faithful performance of every provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent. Tenant acknowledges that Tenant’s failure to timely deposit such sum with Landlord as provided above shall be deemed a material default by Tenant under this Lease, thereby entitling Landlord to exercise any or all of the remedies provided in this Lease. Landlord may use, apply or retain all or any part of the security deposit held by Landlord for the payment of any Rent and any other sum with respect to which Tenant is in Default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Default.  If any portion of the security deposit is to be used or applied, Tenant, within five (5) days after written demand therefor, shall deposit with Landlord an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep the security deposit from its general funds and Tenant shall not be entitled to interest on any security deposit.  If  Tenant fully and faithfully performs every provision of this Lease to be performed by it, the security deposit or any balance thereto shall be returned to Tenant (or at Landlord’s option to the last assignee of Tenant’s interest hereunder) within a commercially reasonable period after the expiration of the Term and Tenant’s vacating of the Premises.

(b)    Tenant acknowledges and agrees that Tenant’s subsidiary, CareAdvantage Health Systems, Inc. (“Tenant’s Subsidiary”), is a tenant under a prior lease (the “Prior Lease”) dated as of April 14, 1995, as amended, between Landlord, as landlord and Tenant’s Subsidiary, as tenant, pursuant to which Tenant’s Subsidiary leases certain space located in Building “C” of the Project, which Prior Lease ends and expires on the day preceding the Commencement Date of this Lease pursuant to the terms and conditions of a Surrender Agreement being entered into between Landlord and Tenant’s Subsidiary simultaneously herewith.  Tenant and Tenant’s Subsidiary hereby acknowledge and agree that any portion of the security deposit held by Landlord under the Prior Lease has been forfeited by Tenant’s Subsidiary to Landlord as a “Surrender Fee” in consideration of Tenant’s Subsidiary’s surrender of the Prior Lease and the premises leased thereunder to Landlord prior to such Prior Lease’s expiration date, pursuant to the terms and conditions of the aforementioned Surrender Agreement.

(c)    If Tenant is in Default with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may draw, at Landlord’s sole option, all or any part of the security deposit for the payment of any Rent and any other sum with respect to which Tenant is in Default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s Default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Default.  If any portion of the security deposit is used or applied, Tenant, within five (5) days after written demand therefor, shall deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.

27.2        TRANSFER OF SECURITY DEPOSIT.  Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession, or successor in title to the Building for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant’s performance of this Lease.  Landlord may deliver the security deposit deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Building, in the event that such interest is sold, and thereupon Landlord, and its beneficiaries, if any, shall be discharged from any further liability with respect to such security deposit.  The security deposit delivered under this Lease shall not be assigned or encumbered by Tenant without the prior consent of Landlord, and any such assignment or encumbrance shall be void.

ARTICLE 28

RELOCATION OF TENANT

At any time hereafter, Landlord may substitute for the Premises other premises (hereinafter referred to as the “New Premises”), provided:

(a)           the New Premises shall be similar to the Premises in area and use for Tenant’s purposes and shall be located in the Office Complex;

and if Tenant is already in occupancy of the Premises, then in addition:

(b)           Landlord shall pay the reasonable expense of Tenant for moving from the Premises to the New Premises and for improving the New Premises so that they are substantially similar to the Premises;

(c)           such move shall be made during evenings, weekends or otherwise so as to incur the least inconvenience to Tenant; and

(d)           if the Commencement Date has already occurred, then Landlord shall first give Tenant at least sixty (60) days’ notice before making such change.  If Landlord exercises its right hereunder, the New Premises shall thereafter be deemed for the purposes of this Lease as the Premises.  Within ten (10) days after the date Landlord submits an amendment to this Lease to Tenant indicating the location and configuration of the New Premises, Tenant shall execute such amendment, but no such amendment shall be necessary to make the terms of this Article effective.

Landlord may at its sole option and at any time elect to revoke any relocation notice sent to Tenant seeking to substitute for the Premises and relocate Tenant to other space, whereupon the relocation notice shall be deemed withdrawn and a nullity.

ARTICLE 29

TITLE AND COVENANT AGAINST LIENS

Landlord’s title is paramount and always shall be paramount to the title of Tenant and nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.  Tenant covenants and agrees not to do any act, make any contract or suffer or permit anything to occur which may create or be the foundation for any lien or other encumbrance upon or against the Premises, the Building, the Land, the Project or against Tenant’s leasehold interest in the Premises and, in case of any such lien attaching, to pay and remove the same immediately.  Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Premises, the Building, the Project or the Land, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Premises.  If any such liens so attach and Tenant fails to pay and remove the same within ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of Landlord’s payment thereof at the rate set forth in Section 30.8 for amounts owed to Landlord by Tenant, shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.  All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.

ARTICLE 30

MISCELLANEOUS

30.1         SUCCESSORS AND ASSIGNS.  Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.

30.2         MODIFICATIONS IN WRITING.  No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord.

30.3         NO OPTION; IRREVOCABLE OFFER.  Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the agent of Landlord’s beneficiary, if any, shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

30.4         DEFINITION OF TENANT.  The word “Tenant” whenever used herein shall be construed to mean the party named above as Tenant or any one or more of them in all cases where there is more than one party named above as Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships or other entities or individuals shall in all cases be assumed as though in each case fully expressed.  In all cases where there is more than one party named above as Tenant, the liability of each shall be joint and several.

30.5         DEFINITION OF LANDLORD.  The term “Landlord” as used in this Lease means only the owner or owners at the time being of the Building, so that in the event of any assignment, conveyance or sale, once or successively, of the Building, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto.  This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

30.6         HEADINGS.  The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Articles and Sections.

30.7         TIME OF ESSENCE.  Time is of the essence of this Lease and of all provisions hereof.

30.8         DEFAULT RATE OF INTEREST.  All amounts, including, without limitation, Base Rent and Rent Adjustments, owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at the annual rate (the “default interest rate”) of eighteen percent (18%), unless a lesser rate is then the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

30.9         SEVERABILITY.  The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

30.10       ENTIRE AGREEMENT.  All understandings and agreements, oral or written, previously made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord (and its beneficiaries, if any, and their agents) and Tenant.  This Lease cannot be amended or modified except by a written instrument executed by Landlord and Tenant.

30.11       FORCE MAJEURE.  If Landlord fails to perform timely any of the terms, covenants or conditions of this Lease to be performed by Landlord and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by Tenant, or by Tenant’s agents, employees, contractors, licensees or invitees, or any other cause beyond the reasonable control of Landlord, then Landlord shall not be deemed in default under this Lease as a result of such failure and any time for performance by Landlord provided for herein shall be extended by the period of delay resulting from such cause.

30.12       SECURITY INTEREST.  Tenant grants and, from time to time during the term upon request by Landlord, will grant to Landlord security interests in the Collateral (hereinafter defined) for the purpose of securing payment of all indebtedness, obligations and liabilities of Tenant to Landlord, under this Lease or any document or instrument relating to this Lease and performance of all agreements, covenants, terms and conditions contained in this Lease or any document or instrument relating to this Lease, including without limitation, payment of Rent.  Tenant hereby consents to the filing of such financing statements as Landlord may require in order to perfect such security interests.  “Collateral” means all personal property, trade fixtures, equipment, furniture and furnishings which are now or may hereafter be located in the Premises and all proceeds from the sale, transfer or pledge of any of the foregoing.  The inclusion in Collateral of any property which may now be, or hereafter become, affixed or in any manner attached to the Premises shall be without prejudice to any claim at any time made by Landlord that such Collateral is, or has become, a part of the Real Property, or an accession to the Real Property.  Tenant represents and warrants that as of the date of this Lease there are no security interests in the Collateral and that the security interest granted to Landlord will be prior to any other security interest in the Collateral.  Tenant agrees that it will:  (a) keep the Collateral insured and in good repair; (b) not grant any additional security interests in the Collateral; (c) not sell, lease or transfer the Collateral or move the Collateral to another location, except that Tenant may sell Collateral at the end of its useful life; and (d) notify Landlord of any change of name or form of business organization of Tenant.  Tenant represents and warrants that it is the owner of all of the Collateral or will be the owner when the Collateral is in the Premises.

30.13       CHOICE OF LAW.  This Lease shall be governed by and all of its terms construed according to the laws of the State of New Jersey.  Landlord and Tenant hereby irrevocably agree that any legal action or proceeding arising out of or relating to this Lease shall only be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey. By execution and delivery of this Lease, Landlord and Tenant (and any guarantor of this Lease) hereby irrevocably accept and submit generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waive in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non conveniens.  In furtherance of the foregoing, Tenant hereby agrees that its address for notices given to Landlord and service of process for in personam jurisdiction under this Lease shall be the Premises.

30.14       RELATIONSHIP.  The relationship of Landlord and Tenant hereunder is solely that of landlord and tenant and the parties disclaim any intention to create a joint venture, partnership or agency relationship.

30.15       NO RECORDING.  Except as provided in Section 18.4, Tenant shall not record this Lease or any memorandum or short form of this Lease without the prior written consent of Landlord, which may be withheld in Landlord’s sole and absolute discretion.

30.16       ATTORNEY’S FEES.  Tenant shall pay upon demand, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in enforcing the Tenant’s performance of its obligations under this Lease, or resulting from Tenant’s Default, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.

30.17       TENANT’S REMEDIES.  With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant in no event, shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

30.18       NO COUNTERCLAIMS.  Tenant hereby waives any and all rights to interpose any counterclaim in any proceeding brought by Landlord against Tenant for the enforcement of any of the terms, agreements, covenants, conditions or provisions of this Lease.  In amplification of the foregoing and not in limitation thereof, Tenant agrees not to interpose, by consolidation of actions, removal to chancery or otherwise, any counterclaim or other claims for set-off, recoupment or deduction of rent in a summary proceeding or other action for non-payment of rent or based on termination, holdover or other default in which Landlord seeks to repossess the Premises from Tenant.  Tenant shall not have the right to any offset, abatement, defense, claim, counterclaim or deduction with regard to any amount allegedly owed to Tenant pursuant to any claim against Landlord in connection with any rent or other sum payable to Landlord.  Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

30.19       NO PRESUMPTION.  There shall be no presumption that this Lease be construed more strictly against the party who itself or through an agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease, and that each party had the opportunity to consult with legal counsel before the execution of this Lease.

30.20       AUTHORITY OF AGENT.    “Agent” shall mean any of the following: (a) the current managing agent for the Project, (b) any successor managing agent for the Project, (c) the current agent for the Landlord, or (d) any successor agent for the Landlord.  As of the date hereof, the managing agent for the Project is FirstService Williams, and the Landlord’s agent is KBS Realty Advisors, LLC, but Tenant acknowledges that during the Term of the Lease there may be a change in Agent.  On behalf of Landlord, the Agent is authorized to sign this Lease and any amendment thereto (a “Lease Document”) and any and all statements, consents, notices, demands, requests and other communications (each, a “communication”) given or required to be given under this Lease or as required by law, and any such signature shall be of the same force and effect as if signed by the Landlord.  Signature by the Agent shall constitute conclusive confirmation of Agent’s authority to sign a Lease Document or any communication.  However, nothing herein set forth shall preclude the Landlord from signing a Lease Document or any communication on its own behalf.

ARTICLE 31

AMERICANS WITH DISABILITIES ACT

The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements under Title III of the ADA (“Title III”) pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and the Building depending on, among other things:  (1) whether Tenant’s business operations are deemed a “place of public accommodation” or a “commercial facility,” (2) whether compliance with such requirements is “readily achievable” or “technically infeasible,” and (3) whether a given alteration affects a “primary function area” or triggers so- called “path of travel” requirements.  The parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises and the Building sufficient to determine whether or not the Premises and the Building in their condition current as of the date hereof deviate in any manner from the ADA Accessibility Guidelines (“ADAAG”) or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building.  Tenant further acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises and the Building in “as-is” condition and agrees that Landlord makes no representation or warranty as to whether the Premises or the Building conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building.  Tenant has prepared or reviewed the plans and specifications for the Work (as such term is defined in the Workletter) and has independently determined that such plans and specifications are in conformance with the ADAAG and any other requirements of the ADA.  Tenant further acknowledges and agrees that to the extent that Landlord prepared, reviewed or approved any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA.  Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows:  (a) Tenant shall be responsible for all Title III compliance and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III “path of travel” requirements triggered by any construction activities or alterations in the Premises.  Except as set forth above with respect to Landlord’s Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to Tenant or any affiliates or persons or entities related to Tenant (collectively, “Affiliates”), operations of Tenant or Affiliates, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant’s employees.

ARTICLE 32

EXCULPATORY PROVISIONS

It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in the Building, the Land and the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in the Building and Land; that Landlord shall have no personal liability whatsoever to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein; and that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, said Landlord, individually or personally, on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Lease contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

ARTICLE 33

INTENTIONALLY OMITTED

ARTICLE 34

ANTI-TERRORISM REQUIREMENTS

Tenant represents and warrants that (a) neither Tenant nor any person who owns any direct or indirect beneficial interest in Tenant or any of them, is listed on the list maintained by the United States Department of the Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a person with whom business by a United States citizen or resident is prohibited and (b) neither Tenant nor any person who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act), and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.

ARTICLE 35

INTENTIONALLY OMITTED

 [EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

WITNESS/ATTEST:	LANDLORD:
/s/ Illegible Signature	SMIII WOODBRIDGE PLAZA, LLC, a Delaware limited liability company
Name:
By: KBS Realty Advisors, LLC, as Agent

	By:	/s/ Charles A. Valentino
	Name:	Charles A. Valentino
	Its:	Senior Vice President

WITNESS/ATTEST:	TENANT:
/s/ Stacy D. Percell	CAREADVANTAGE, INC., a Delaware corporation
Name:
	By:	/s/ Dennis J. Mouras
	Name:	Dennis J. Mouras
	Its:	CEO

EXHIBIT A
FLOOR PLAN FOR THE PREMISES

SEE ATTACHED

A-1

EXHIBIT B
LEGAL DESCRIPTION OF LAND

THENCE

2) SOUTH 03 DEGREES 36 MINUTES 10 SECONDS WEST 6.91 FEET TO A POINT; THENCE

3) SOUTHWESTERLY ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 70.00 FEET AND A CENTRAL ANGLE OF 17 DEGREES 00 MINUTES 54 SECONDS, AN ARC LENGTH OF 20.79 FEET TO A POINT OF TANGENCY; THENCE

4) SOUTH 28 DEGREES 31 MINUTES 53 SECONDS WEST 58.25 FEET TO A POINT; THENCE

5) NORTH 61 DEGREES 28 MINUTES 07 SECONDS WEST CREATING A NEW LINE 259.12 FEET TO A POINT; THENCE

6) NORTH 19 DEGREES 52 MINUTES 55 SECONDS WEST CREATING A NEW LINE 319.57 FEET TO A POINT; THENCE

7) SOUTH 70 DEGREES 07 MINUTES 05 SECONDS WEST CREATING NEW LINE 310.08 FEET TO A POINT; THENCE

8) NORTH 20 DEGREES 07 MINUTES 00 SECONDS WEST 100.00 FEET TO A POINT IN THE SOUTHERLY RIGHT OF WAY LINE OF CONRAIL (PORT READING BRANCH); THENCE

9) NORTH 70 DEGREES 07 MINUTES 05 SECONDS EAST ALONG THE SOUTHERLY RIGHT OF WAY LINE OF CONRAIL 704.49 FEET TO A POINT; THENCE

10) SOUTH 19 DEGREES 52 MINUTES 55 SECONDS EAST CREATING A NEW LINE 557.08 FEET TO A POINT, SAID POINT BEING THE TRUE POINT AND PLACE OF BEGINNING.

TRACT TWO - LOT 1J, BLOCK 367

BEGINNING AT A POINT, SAID POINT BEING LOCATED THE FOLLOWING ELEVEN COURSES FROM THE INTERSECTION FORMED BY THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE WITH THE NORTHERLY RIGHT OF WAY LINE OF U.S. ROUTE NO. 1 (ALSO KNOWN AS NEW JERSEY STATE ROUTE 25), THENCE:

1. NORTH 49 DEGREES 36 MINUTES 05 SECONDS WEST ALONG THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE 146.27 FEET TO A POINT; THENCE

2. NORTH 44 DEGREES 18 MINUTES 55 SECONDS WEST CONTINUING ALONG THE SOUTHWESTERLY RIGHT OF WAY LNE OF GILL'S LANE 283.49 FEET TO A POINT; THENCE

3. NORTH 32 DEGREES 58 MINUTES 55 SECONS WEST STILL ALONG THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE 153.33 FEET TO A POINT; THENCE

4. NORTH 57 DEGREES 01 MINUTES 05 SECONDS EAST 10.00 FEET TO A POINT; THENCE

Woodbridge – 2 of 7

5. NORTH 22 DEGREES 21 MINUTES 55 SECONDS WEST ALONG THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE 248.69 FEET TO A POINT; THENCE

6. NORTH 32 DEGREES 39 MINUTES 55 SECONDS WEST ALONG THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE 209.67 FEET TO A POINT; THENCE

7. NORTH 49 DEGREES 13 MINUTES 55 SECONDS WEST CONTINUING ALONG THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE 279.21 FEET TO A POINT; THENCE

8. NORTH 70 DEGREES 07 MINUTES 05 SECONDS EAST 8.84 FEET TO A POINT IN THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE TO A POINT; THENCE

9. SOUTH 70 DEGREES 07 MINUTES 05 SECONDS WEST 1171.87 FEET TO A POINT; THENCE

10. SOUTH 03 DEGREES 36 MINUTES 10 SECONDS WEST 6.91 FEET TO A POINT; THENCE

11. SOUTHWESTWARDLY ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 70.00 FEET AND A CENTRAL ANGLE OF 17 DEGREES 00 MINUTES 54 SECONDS, AN ARC LENGTH OF 20.79 FEET TO A POINT OF TANGENCY; THENCE

12. SOUTH 28 DEGREES 31 MINUTES 53 SECONDS WEST 58.25 FEET TO A POINT, SAID POINT BEING THE TRUE POINT AND PLACE OF BEGINNING AND RUNNING:

1) SOUTH 28 DEGREES 31 MINUTES 53 SECONDS WEST 562.65 FEET TO A POINT OF CURVATURE; THENCE

2) SOUTHWARDLY ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 170.00 FEET AND A CENTRAL ANGLE OF 48 DEGREES 38 MINUTES 53 SECONDS, AN ARC LENGTH OF 144.34 FEET TO A POINT OF TANGENCY; THENCE

3) NORTH 20 DEGREES 07 MINUTES 00 SECONDS WEST 1,014.63 FEET TO A POINT; THENCE

4) NORTH 70 DEGREES 07 MINUTES 05 SECONDS EAST CREATING A NEW LINE 310.08 FEET TO A POINT; THENCE

5) SOUTH 19 DEGREES 52 MINUTES 55 SECONDS EAST CREATING A NEW LINE 319.57 FEET TO A POINT; THENCE

6) SOUTH 61 DEGREES 28 MINUTES 07 SECONDS EAST CREATING A NEW LINE 259.12 FEET TO A POINT, SAID POINT BEING THE TRUE POINT AND PLACE OF BEGINNING.

TRACT THREE - LOT 1G, BLOCK 367

BEGINNING AT A POINT DISTANT THE FOLLOWING FOUR COURSES FROM THE INTERSECTION FORMED BY THE SOUTHERLY RIGHT OF WAY LINE OF CONRAIL (PORT READING BRANCH)

Woodbridge – 3 of 7

WITH THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE AND FROM SAID INTERSECTION RUNNING:

1. SOUTH 45 DEGREES 22 MINUTES 30 SECONDS EAST ALONG THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE 381.25 FEET TO A POINT; THENCE

2. SOUTH 53 DEGREES 06 MINUTES 00 SECONDS EAST CONTINUING ALONG THE SOUTHWESTERLY RIGHT OG WAY LINE OF GILL'S LANE 254.55 FEET TO A POINT; THENCE

3. SOUTH 70 DEGREES 07 MINUTES 05 SECONDS WEST 1171.87 FEET TO A POINT; THENCE

4. SOUTH 03 DEGREES 36 MINUTES 10 SECONDS WEST 6.91 FEET TO A POINT, SAID POINT BEING THE TRUE POINT AND PLACE OF BEGINNING, AND RUNNING:

1) SOUTH 03 DEGREES 36 MINUTES 10 SECONDS WEST 375.47 FEET TO A POINT; THENCE

2) NORTH 80 DEGREES 17 MINUTES 00 SECONDS EAST 265.25 FEET TO A POINT; THENCE

3) SOUTH 07 DEGREES 29 MINUTES 40 SECFONDS EAST 419.23 FEET TO A POINT; THENCE

4) SOUTH 69 DEGREES 53 MINUTES 00 SECONDS WEST 559.34 FEET TO A POINT; THENCE

5) NORTH 20 DEGREES 07 MINUTES 00 SECONDS WEST ALONG THE EASTERLY RIGHT OF WAY LINE OF RONSON ROAD AND ALSO THE EASTERLY RIGHT OF WAY OF A 50 FOOT WIDE SANITARY SEWER EASEMENT 251.74 FEET TO A POINT OF CURVATURE; THENCE

6) NORTHWARDLY, CREATING A NEW LINE, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 170.00 FEET, A CENTRAL ANGLE OF 48 DEGREES 38 MINUTES 53 SECONDS AND AN ARC LENGTH OF 144.34 FEET TO A POINT OF TANGENCY; THENCE

7) NORTH 28 DEGREES 31 MINUTES 53 SECONDS EAST, STILL ALONG A NEW LINE 620.80 FEET TO A POINT OF CURVATURE; THENCE

8) NORTHEASTWARDLY, CONTINUING ALONG A NEW LINE, ALONG A CURVE TO THERIGHT HAVING A RADIUS OF 70.00 FEET, A CENTRAL ANGLE OF 17 DEGREES 00 MINUTES 39 SECONDS AND AN ARC LENGTH OF 20.79 FEET TO A POINT, SAID POINT BEING THE TRUE POINT AND PLACE OF BEGINNING.

TRACT FOUR- LOT 1L, BLOCK 367

BEGINNING AT A POINT IN THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE, SAID POINT BEING DISTANT THE FOLLOWING EIGHT COURSES FROM THE INTERSECTION

Woodbridge – 4 of 7

FORMED BY THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE WITH THE NORTHERLY RIGHT OF WAY LINE OF U.S. ROUTE NO. 1 (ALSO KNOW AS THE NEW JERSEY STATE HIGHWAY ROUTE 25) THENCE:

1. NORTH 49 DEGREES 36 MINUTES 05 SECONDS WEST ALONG THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE 146.27 FEET TO A POINT; THENCE

2. NORTH 44 DEGREES 18 MINUTES 55 SECONDS WEST CONTINUING ALONG THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE 283.49 FEET TO A POINT; THENCE

3. NORTH 32 DEGREES 58 MINUTES 55 SECONDS WEST STILL ALONG THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE 153.33 FEET TO A POINT; THENCE

4. NORTH 57 DEGREES 01 MINUTES 05 SECONDS EAST 10.00 FEET TO A POINT; THENCE

5. NORTH 22 DEGREES 21 MINUTES 55 SECONDS WEST ALONG THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE 248.69 FEET TO A POINT; THENCE

6. NORTH 32 DEGREES 39 MINUTES 55 SECONDS WEST ALONG THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE 209.67 FEET TO A POINT; THENCE

7. NORTH 49 DEGREES 13 MINUTES 55 SECONDS WEST CONTINUING ALONG THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE 279.21 FEET TO A POINT; THENCE

8. NORTH 70 DEGREES 07 MINUTES 05 SECONDS EAST 8.84 FEET TO A POINT IN THE SOUTHWESTERLY RIGHT OF WAY LINE OF GILL'S LANE TO A POINT, SAID POINT BEING THE TRUE POINT AND PLACE OF BEGINNING, AND FROM SAID POINT RUNNING:

1) SOUTH 70 DEGREES 07 MINUTES 05 SECONDS WEST 1013.54 FEET TO A POINT; THENCE

2) NORTH 19 DEGREES 52 MINUTES 55 SECONDS WEST, CREATING A NEW LINE 557.08 FEET TO A POINT IN THE SOUTHERLY RIGHT OF WAY LINE OF CONROAD (PORT READING BRANCH); THENCE

3) NORTH 70 DEGREES 07 MINUTES 05 SECONDS EAST ALONG THE SOUTHERLY RIGHT OF WAY LINE OF CONRAIL 495.00 FEET TO APOINT; THENCE

4) SOUTH 19 DEGREES 52 MINUTES 55 SECONDS EAST 280.00 FEET TO A POINT; THENCE

5) SOUTH 26 DEGREES 07 MINUTES 23 SECONDS EAST 218.37 FEET TO A POINT; THENCE

6) NORTH 70 DEGREES 07 MINUTES 05 SECONDS EAST 363.00 FEET TO A POINT OF

Woodbridge – 5 of 7

EXHIBIT C
RULES AND REGULATIONS

1.           Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Buildings; smoke in the elevators; throw substances of any kind out of the windows or doors, or down the passages of the Building, or in the hallways or passageways; sit on or place anything upon the window sills; or clean the windows.

2.           Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them.  Waste and excessive or unusual use of electricity or water is prohibited.

3.           The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. No signs, advertisements or notices shall be inscribed, painted, affixed or displayed, in, on, upon or behind any windows, except as may be required by law or agreed upon by the parties; and no sign, advertisement or public notice shall be inscribed, painted or affixed on any doors, partitions or other part of the Building, without the prior written consent of Landlord.  If such consent be given by Landlord, any such sign, advertisement or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

4.           No contract of any kind with any supplier of towels, water, etc., toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, or on the Office Complex, without the prior written consent of Landlord.

5.           When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord.  The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be approved by Landlord.  Tenant shall not lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

6.           Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by Tenant; and also the times of moving the same in and out of the Building; and all such moving must be done under the supervision of Landlord.  Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant.  All safes shall stand on a base of such size as shall be designated by Landlord.  Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

7.           No machinery of any kind or articles of unusual weight or size will be allowed in the Building without the prior written consent of Landlord.  Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance.

8.           No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord.  Two keys will be furnished Tenant by Landlord; any additional keys requested by Tenant shall be paid for by Tenant at a charge of $2.00 per key.  Tenant, its agents and employees, shall not have any duplicate key made and shall not change any locks.  All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and, in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.  Access cards for after hours entrance will be issued by Landlord based on Tenant’s initial employee list.  Additional cards after occupancy will be paid for by Tenant at a charge of $7.30 per card.  Replacement cards for lost cards will be charged to Tenant at $25.00 per card.  All access cards shall be returned to Landlord at the termination of the tenancy, and in the event of loss of any access cards furnished, Tenant shall pay Landlord the cost thereof.

9.           Tenant shall not employ any person or persons other than Landlord’s janitors for the purpose of cleaning the Premises, without prior written consent of Landlord.  Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.  The janitor’s service furnished by Landlord does not include the beating or cleaning of carpets or rugs.

10.         No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

11.         The requirements of Tenant will be attended to only upon application at the office of the Building.  Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from the office of Landlord.  Landlord agrees to keep Tenant advised at all times of how to contact the Building Manager.

12.         The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.  Vending machines for coffee and rolls are permitted, as are microwaves, refrigerators and other kitchen appliances for use by Tenant’s employees.  If additional electric wiring is needed to accommodate said equipment, the cost will be borne by Tenant.

13.         Tenant shall not conduct, or permit any other person to conduct any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.  Tenant shall not occupy or permit any portion of the Premises leased to Tenant to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop.  Tenant shall use good faith efforts to comply with Landlord’s policy of making the Building a smoke-free environment.  Smoking is prohibited except where designated on the outside of the Building.

14.         After 6:00 p.m. until 8:00 a.m. on weekdays, and at all hours on Saturdays, Sundays and public holidays, the Building is closed, and Tenant shall be entitled to access in accordance with the Lease.  Landlord reserves the right to exclude from the Building during such periods all persons who do not present an access card to the Building issued by the Landlord to Building tenants.  Tenant shall be responsible for all persons to whom Tenant issues such access cards and shall be liable to Landlord for all acts of such persons.

15.         No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord.  Such curtains, blinds and shades must be of quality, type, design and color and attached in a manner approved by Landlord.

16.         Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

17.         There shall not be used in the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

18.         Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors locked.

19.         Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

20.         Tenant, its employees, agents, representatives, invitees and business visitors shall comply promptly and courteously with the directions of any Building security personnel hired by Landlord, including but not limited to the rights of such security personnel to inspect articles to be taken from the Building (other than those to be taken out in the usual course of business of Tenant).

21.         Landlord shall not be responsible to Tenant for the non-observance or violation of any of these Rules and Regulations by any other tenants.

22.         Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord and shall not park in visitor parking or in areas reserved for use by other tenants.  Landlord reserves the right to have vehicles towed at expense of the vehicle owner if the vehicle is in violation of parking rules.

EXHIBIT D

WORKLETTER

Paragraph		Page

1	Work	D-2

2	Plans	D-2

3	Intentionally Deleted	D-3

4	Delays in Work	D-3

5	Completion — Punch List	D-4

6	Access by Tenant Prior to Commencement of Term	D-5

7	Waiver of Claims	D-6

8	Changes in the Work	D-7

9	Miscellaneous	D-7

Attachment A		D-9

Attachment A-1		D-10

WORKLETTER

Capitalized terms used herein, unless otherwise defined in this Workletter, shall have the respective meanings assigned to them in the Lease.

For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1.           Work.  Landlord shall cause to be performed the work (the "Work") in the Premises provided for in the Plans (as defined in Paragraph 2 hereof) approved by Landlord.  Landlord shall proceed diligently to cause the Work to be substantially completed at or before the Commencement Date of the term of the Lease, subject to "Tenant Delay" and "Force Majeure Delay" (as such terms are defined in Paragraph 4 hereof).

2.           Plans.

(a)           Landlord shall submit full and detailed architectural and engineering plans and specifications covering the Work (including, without limitation, architectural, mechanical and electrical working drawings for the Work) (collectively, the "Plans") to Tenant for Tenant's approval.  The Plans shall include the minimum information shown on Attachment A  attached hereto and incorporated  herein.  The Plans shall be subject to Tenant's approval and the approval of all local governmental authorities requiring approval, if any.  Tenant shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within ten (10) days after their delivery to Tenant.  Tenant agrees not to unreasonably withhold its approval of said Plans.  Failure of Tenant to respond within said 10-day period shall be deemed approval of the Plans by Tenant.  Tenant shall cooperate with Landlord by discussion or reviewing preliminary plans and specifications at Landlord's request prior to completion of the full, final detailed Plans in order to expedite preparation of the final Plans and the approval process.  If Tenant notifies Landlord that changes are required to the final Plans submitted by Landlord, Landlord shall, within five (5) days thereafter, submit to Tenant for its approval the Plans as amended in accordance with the changes so required.  The Plans shall also be revised, and the Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector.  Preparation of the Plans by Landlord's architect shall in no way be deemed to be a representation that any element therein contained complies with applicable laws, ordinances, regulations or other governmental requirements.

(b)           Landlord, at its sole option, may substitute for items, materials or finishes designated in the Plans other items, materials or finishes of comparable kind and quality.  All Work to be done by Landlord and any installations in the Premises as set forth in the Plans or otherwise shall be done using Building-standard specifications, materials, finishes and supplies.  Landlord, at its sole option, may also change mechanical plans and specifications where necessary for the installation of air conditioning systems and ductwork, heating, electrical and plumbing and other mechanical plans for the Work; provided that any such changes shall not materially and adversely affect Tenant's use and occupancy of the Premises for its intended purpose.

3.           Intentionally Deleted.

4.           Delays in Work.  Notwithstanding the date provided in the Lease for the commencement of the term thereof, Tenant's obligation to pay Rent thereunder shall not commence until Landlord shall have substantially completed all Work to be performed by Landlord as set forth in Paragraph l hereof; provided, however, if Landlord shall be delayed in substantially completing said Work for any reason set forth in the following subparagraphs (a) through (f) ("Tenant Delay") or for any reason set forth in the following subparagraph (g) ("Force Majeure Delay"), then neither the Commencement Date of the term of the Lease nor the payment of Rent thereunder shall be affected or deferred on account of such delay:

(a)           Tenant's request for or use of unique materials, finishes or installations or construction procedures which are substantially different from that which is standard or customary for the Building or from that shown in any space plan which Tenant has heretofore furnished Landlord, or resulting in the Work required by the Plans (as same may be revised from time to time) taking longer to complete under standard construction procedures (e.g., without use of overtime or additional shifts and without necessitating other measures to expedite long lead time items) than originally projected by Landlord at the execution of this Lease (i.e., when Landlord developed its schedule for construction of the Work without the benefit of the Plans);

(b)           Tenant's failure to pay for any portion of the Work as and when payable by Tenant hereunder, or Tenant’s failure to respond to Landlord’s submission of Plans to Tenant for its approval or disapproval within the time period described in paragraph 2(a) above;

(c)           Tenant's changes in the Work or the Plans after the approval thereof or deemed approval thereof as provided in paragraph 2(a) above (notwithstanding  Landlord's approval of any such changes);

(d)           Landlord's determination that base building modifications are necessary in order to accommodate the Work;

(e)           The entry by Tenant or Tenant's Contractors (as defined in Paragraph 6 below) in or about the Premises or Building;

(f)           any other act, omission or delay by Tenant, its agents or contractors or persons employed by any of such persons delaying substantial completion of the Work; or

(g)           any other cause beyond the reasonable control of Landlord, including, without limitation, strikes, lockouts, labor trouble, disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties and acts of God.

5.           Completion — Punch List.

(a)           When Landlord's architect considers the Work to be substantially complete or about to be substantially completed, Landlord shall notify Tenant as to the date or anticipated date of substantial completion and of a reasonable time and date for inspection of the Work.  If such time and date for inspection are not reasonably acceptable to Tenant, Landlord and Tenant shall mutually agree upon another time and date, provided that Tenant shall not unreasonably delay such inspection.  Tenant agrees to inspect the Premises at such time and on such date and to execute at the time of such inspection Landlord's form of inspection report which shall be prepared by Landlord's architect and shall list items designated by said architect as not yet completed and any additional items which Landlord and Tenant, in good faith, agree are not yet completed (said list is hereinafter referred to as a "Punch List").  If Tenant does not appear for inspection on the date designated or agreed upon, Tenant shall be deemed to have accepted the Premises as substantially completed and Landlord or its representative may execute such Punch List on behalf of both Landlord and Tenant.  In the event of any dispute as to whether or not Landlord has substantially  completed the Work, the decision of Landlord's architect shall be final and binding on the parties.  Tenant agrees that, at the request of Landlord from time to time after the initial inspection, Tenant shall initial such Punch List or execute revised Punch Lists to reflect completion or partial completion of prior Punch List items.

(b)           At any time after substantial completion of the Work, Landlord may enter the Premises to complete Punch List items, and such entry by Landlord or its agents, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease, or impose any other liability upon Landlord or its agents, employees or contractors.

(c)           Notwithstanding any provisions to the contrary contained in this Workletter, if the Premises or any part thereof are used or occupied for construction, installation of equipment or personal property or for any other purpose by the Tenant or Tenant's agents, contractors or employees prior to substantial completion, it is agreed that the Work affecting said Premises shall then be deemed accepted by Tenant "as is" and Landlord shall have no obligation to complete any incomplete items; provided, however, that at the request of either party hereunder, Landlord and Tenant, acting reasonably, shall prepare a Punch List prior to such occupancy showing incomplete items to be completed by Landlord.  Notwithstanding the foregoing, no such use or occupancy prior to substantial completion shall be permitted without Landlord's consent, in Landlord's sole discretion.

(d)           The phrases “substantial completion” or “substantially complete” shall mean that the Work has been completed (except for such incomplete items as would not materially interfere with the use of the Premises for its intended uses as described in the Lease) and final inspection approvals have been granted by the local governing authority.  The Work shall be deemed to be substantially complete on the date on which the Work would have been substantially complete but for Tenant Delay or Force Majeure Delay or on such earlier date as the Work shall be deemed to be substantially complete pursuant to Paragraph 5(c) above.

6.           Access by Tenant Prior to Commencement of Term.

(a)           Landlord, at Landlord's sole discretion, may permit Tenant and Tenant's agents, suppliers, contractors, subcontractors and workmen (collectively, "Tenant's Contractors"), who have been approved by Landlord as hereinafter provided, to enter the Premises prior to the Commencement Date of the term of the Lease to enable Tenant to install its telephone and computer cabling and carpeting or do such other things as may be required by Tenant to make the Premises ready for Tenant's occupancy. No entry or access by Tenant or Tenant’s Contractors shall be permitted any earlier than thirty (30) days prior to the Commencement Date.

(b)           Tenant shall notify Landlord of the identity of Tenant's Contractors not less than five (5) days prior to the initial entry into the Premises by any such Tenant's Contractors, and Landlord shall have the right to approve or disapprove any of Tenant's Contractors.

(c)           Tenant agrees that if permission is granted Tenant for early entry under this Paragraph, then (i) Tenant and Tenant's Contractors and their activities in the Premises and Building will not interfere with or delay the completion of the Work to be done by Landlord and will not interfere with other construction by Landlord, its contractors and subcontractors and their agents and employees or occupants of the Building and their contractors in or about the Premises or Building, and (ii) Landlord, its contractors and subcontractors and their agents and employees shall have priority over Tenant and Tenant's Contractors in performing work within the Premises or Building, including, without limitation, the use of hoists and elevators.

(d)           Landlord shall have the right to withdraw its early occupancy permission given under this Paragraph 6 upon written or oral notice to Tenant if Landlord determines that any interference or delay has been or may be caused.  Tenant agrees that any such entry into the Premises shall be at Tenant's own risk and Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of the Tenant's property or installations made in the Premises.

(e)           Tenant shall promptly pay to each of Tenant's Contractors when due the cost of all Work done by such Tenant's Contractor and, if required by Landlord, shall deliver to Landlord evidence of payment to each such party, together with contractors' affidavits, partial and full and final waivers of all liens for labor, service or materials and such other documents as Landlord may request.

(f)           Any work performed by Tenant or Tenant's Contractors shall be done in a first-class workmanlike manner using only first-class grades of materials and shall comply with all of Landlord's rules and requirements and all applicable laws, ordinances, rules and regulations of governmental departments or agencies.

(g)           Any work done by Tenant or Tenant's Contractors will be scheduled and coordinated through Landlord and shall be performed under the supervision and control of Landlord to the extent Landlord determines to be necessary.

(h)           Tenant agrees to protect, defend, indemnify and save harmless Landlord and its officers, directors, partners, employees and agents from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or Tenant's Contractors in or about the Premises or Building, including, without limitation, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant's Contractors.  In addition, prior to the initial entry into the Building or the Premises by Tenant or any of Tenant's Contractors, Tenant shall furnish Landlord, at Tenant's sole cost, with policies of insurance required by the Lease and with any additional insurance covering Landlord and its officers, directors, partners, employees and agents as insured parties, with such coverages and in such amounts as Landlord may then require, in order to insure Landlord and its officers, directors, partners, employees or agents against loss or liability for injury or death or damage to property arising out of or connected with any activities of Tenant or Tenant's Contractors.  Tenant acknowledges that the foregoing indemnity shall be in addition to the insurance requirements set forth herein and shall not be in discharge of or in substitution for same.

(i)           Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to be attached to or be placed upon Landlord's title or interest in the Premises, Building or underlying land, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only.  Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed upon the Premises, Building or land with respect to work or service claimed to have been performed for, or materials claimed to have been furnished to, Tenant or the Premises by Tenant's Contractors, and in case of any such lien attaching, Tenant covenants and agrees to cause it to be immediately released and removed of record.  In the event that such lien is not immediately released and removed within ten (10) days after such lien, or notice thereof, is filed, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including attorneys' fees) incurred by Landlord in connection with such lien.

7.           Waiver of Claims.  Tenant hereby waives all claims by the Tenant except those arising from Landlord's failure to complete in due course the incomplete items, if any, described on the Punch List. THE FOREGOING CONSTITUTES LANDLORD'S ONLY WARRANTY.  ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.

8.           Changes in the Work.

(a)           Landlord or any Contractor may make minor changes in the Work arising during the construction process not inconsistent with the intent hereof.  In addition, after prior notice to Tenant (which notice need not be in writing), the Work shall be changed (and the Plans will be revised by Tenant) to reflect changes required by any local government inspectors.

(b)           Tenant, at its own expense, may make changes in the Work by submitting to Landlord the required revised Plans for approval or disapproval in accordance with the approval/disapproval standards described in Paragraph 2 hereof.  In the event Tenant submits revised Plans which are approved by Landlord, Landlord will thereafter submit a proposal (the "Proposal") to Tenant for approval showing (i) the increased cost of the Work resulting from the proposed changes and (ii) the delay in completion of the Work anticipated as a result of the proposed changes (it being understood that Tenant's request for a change may constitute "Tenant Delay" pursuant to Paragraph 4 and the date of substantial completion shall not be delayed or extended by reason thereof).  The increased cost of the Work shall reflect all anticipated changes relating to said Tenant changes, and shall be paid for by Tenant to Landlord on demand at any time as Additional Rent.  The Proposal shall include a form of Change Order which shall set forth the anticipated time to perform such change(s) and the anticipated adjustment to the cost of the Work ("Change Order").  Tenant may approve the Proposal by executing and delivering the Change Order to Landlord within the time period specified in the Proposal (or within forty-eight (48) hours, if no period is required).  If Tenant fails to approve the Proposal within the specified time period, Tenant shall be deemed to have abandoned its request for changes in the Work and Landlord may proceed with the Work without regard to such requested changes.  If at any time Tenant has requested changes, or Landlord has delivered a Proposal to Tenant and Tenant has not yet approved the Proposal, Landlord may at its election cease any portions of the Work affected by such changes, and delays caused by such cessation of Work shall constitute a "Tenant Delay" as defined in Paragraph 4 hereof.

9.           Miscellaneous.

(a)           The Work shall be done by Landlord, or its designees, contractors or subcontractors, in accordance with the terms, conditions and provisions herein contained.

(b)           Except as herein expressly set forth or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any other work with respect to the Premises including, but not limited to, Tenant's telephone and data cabling and installation, computer cabling and system furniture installation, which work items shall be Tenant's sole responsibility at its sole cost and expense and shall not be part of the Work or this Workletter.  Any work in the Premises which Tenant may be permitted by Landlord to perform prior to the Commencement Date of the term of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease, and the terms and provisions of Paragraph 6 of this Workletter and such other requirements as Landlord deems necessary or desirable.  Any additional work or alterations to the Premises desired by Tenant after the Commencement Date of the term shall be subject to the provisions of the Lease.

(c)           If the Plans for the Work require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets as Additional Rent on demand.

(d)           Landlord is entitled to all available investment tax credits, if any, for Work paid for and property acquired by Landlord pursuant to the Lease and this Workletter.  Nothing in the Lease or this Workletter shall be construed as an agreement by Landlord to pass any investment tax credits through to Tenant.

(e)           Time is of the essence of this Workletter.

(f)           This Workletter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(g)           Tenant's failure to pay any amounts owed by Tenant hereunder when due or Tenant's failure to perform its obligations hereunder shall also constitute a Default under the Lease, and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.  Notices under this Workletter shall be given in the same manner as under the Lease.

(h)           The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord's interest in the Building.

ATTACHMENT A

MINIMUM INFORMATION FOR PLANS

Construction Drawings to be prepared as per the space plan Attachment A-1 annexed hereto and made a part hereof and must be approved by the Tenant before the application of the building permit to the local governing authority.

All construction and construction materials shall conform to all applicable building codes.

All fire alarm device installations shall conform to all applicable building codes.

All HVAC, including ceiling diffusers shall comply with all applicable building codes.

All electrical switches and outlets installed shall comply with applicable codes, including quantity and location, unless otherwise specified by the Tenant. Landlord to install 115 volt power for the six (6) server room racks as specified.

Landlord to install an electric sub-meter for all tenant power and lights.

Landlord to install a dedicated 5-ton cooling unit in the server room with a roof mounted condenser.

All ceiling, floor, wall, millwork, door and hardware finishes to be Building standard.

Wall painted with flat finish, door frames to be painted with semi-gloss, doors with natural finish. Color to be specified by Tenant.

All existing office doors and locks to remain, any new to match existing. All locks to be keyed to master key system. Lock to be installed on CEO’s office door.

Existing ceiling grid and tile to remain as is. Repair and/or replace as needed.

Existing lighting to remain as is. Any new to match existing.

All window blinds to be repaired and/or replaced as needed.

Existing pantry millwork, sink and faucet located in Attachment A-1  to remain as is.

The tenant shall specify, supply and install all voice and data communication wiring and equipment.  All electrical installations for this equipment to be performed by the Landlord based on Tenant specifications.

Landlord to install a card access control system with magnetic locks and a video intercom system for the main entrance doors and electric strikes for the server room and secondary entrance. Tenant to pay for all on site or off-site card access data base administration.

ATTACHMENT A-1

PRIVATE OFFICE 21X16
PRIVATE OFFICE 11-6X16
STAFF WKSTN 6X7
CONFERENCE ROOM 26X16
PRIVATE OFFICE 14-6X12-6
COPY/ PRINT 6X7
STAFF WKSTN 12X7
SMALL CONF ROOM 16X15
FILE ROOM 10-6X17
SERVER ROOM 21X17
MULTI-PURPOSE ROOM 20X14-3
WORK TABLE
PANTRY AREA 11X14-3
REF
SUPPLY ROOM 9-6X5-6
BLDG. TELE EQUIP.
CLO.
CLO.
RECEPTION ROOM 16X9
LOGO WALL
COMPUTER & TELEPHONE
5'-0"
5'-1"
4'-3"
4'-3"
4'-6"
3'-10"
KEY PLAN

AZTEC

AZTEC ARCHITECTS, LLC
Woodbridge Place
517 Route One South
Iselin, New Jersey 08830

Drawing Location: 485 ROUTE ONE SOUTH - BUILDING A - SECOND FLOOR
Tenant Name: CARE ADVANTAGE Job # 28841-Z
Drawing Title: LEASE DOCUMENT
Date: JANUARY 11, 2010 Scale: 1/8"=1'-0" Dwn By: SRE Chk By: ___ P.A.C.: COL

EXHIBIT E
INTENTIONALLY OMITTED

E-1

EXHIBIT F
JANITORIAL AND CLEANING SCHEDULE

A.           OFFICE CLEANING - NIGHTLY SERVICES FIVE (5) TIMES PER WEEK

1.	Vacuum all carpeted and uncarpeted traffic areas throughout designated areas, using a high filtration vacuum system. Remove any carpet stains as needed.
2.	Hard surface floors will be swept and damp mopped.
3.	Partition glass will be free of finger marks and smudges.
4.	Smudge marks, etc. will be removed from all walls, doors, doorframes, partitions and light switch covers.
5.	Hand dust all uncluttered desktops, file cabinets, counters, sills, and ledges up to 72” in height.
6.	Recycling baskets will be emptied.
7.	Wastebaskets will be emptied and trashcan liners will be replaced as needed.
8.	Water fountains will be cleaned and disinfected.
9.	Keep baseboards in clean condition.
10.	Keep door kick plates and push plates in a clean condition.
11.	Neatly arrange furniture after cleaning.
12.	All entrance door glass, frames and ledges to be cleaned - both sides.
13.	All lights to be turned off upon exiting.
14.	Verify that all entrance doors to Tenants’ suites are locked
15.	Spot clean noticeable spills and stains on resilient tiled areas.
16.	Collect all trash and remove to designated area.
17.	Equipment and cleaning materials will be return to storage areas.
18.	Equipment failure such as lighting irregularities and plumbing will be noted in written communication to the management office.

B.           KITCHEN & LUNCH AREAS AND COFFEE STATIONS - NIGHTLY SERVICES FIVE (5) TIMES PER WEEK

1.	Empty all waste receptacles and emptied with trash transport to designated area.
2.	Clean all trashcans.
3.	Spot clean walls, doors, furniture, etc.
4.	Vacuum all carpeted areas.
5.	Spot clean all carpeted areas.
6.	Vacuum, sweep and damp mop all hard flooring using industry-approved disinfectant detergent.
7.	Clean sinks and damp wipe all cleared tabletops, cleared countertops, counter and cabinet faces, refrigerators and appliances.
8.	Arrange furniture neatly.

C.           LAVATORIES - NIGHTLY SERVICES

1.	Sweep and wet mop all hard surface floor areas with industry approve disinfectant cleaner.
2.	Clean and disinfect all water closets, urinals, and toilet bowls, inside and out. Particular attention will be given to the interior ledges, channels and traps.
3.	Clean and disinfect all toilet seats and leave in the upright position and free of watermarks.
4.	Clean and polish all mirrors, flushometers, piping, seat hinges, towel dispensers and metal trim.
5.	Spot clean all walls and wall fixtures, moldings, stalls and other surfaces. Partitions to be free of water, splashings, finger marks and dust.
6.	Replenish all dispensers for paper hand towels, hand soap, toilet paper, seat covers, sanitary napkins, and tampons, proper expendable rest room supplies.
7.	Empty all waste and sanitary disposal containers and replace liners.
8.	Clean and disinfect all disposal containers.
9.	Wash and polish all mirrors, powder shelves, bright work and enameled surfaces.
10.	Clean and disinfect all sinks, countertops and locker room areas.
11.	Wash all floors using proper industry-approved disinfectants.
12.	Pour water down floor drains.
13.	Dust all sills and ledges.
14.	Dust the exhaust fan grills in the ceiling.

D.	COMMON AREAS - NIGHTLY SERVICES

1.	Check and clean stairwells for trash, debris, and dust.
2.	Vacuum all entrance mats and runners.
3.	Vacuum all Common Area carpets.
4.	Sweep and Wet mop any Common Area hard surface flooring.
5.	Empty and clean all exterior cigarette urns and trash receptacles.
6.	Police exterior picnic areas for trash and debris.
7.	All entrance door glass, frames and ledges to be cleaned - both sides.
8.	Clean all drinking fountains.
9.
Remove prints from elevator doors and walls.  Vacuum, sweep or damp mop elevator floors as necessary.  Vacuum or polish elevator door tracks and elevator control panels as needed to maintain a clean appearance.

10.	Dust all surfaces up to 72” in height (for example, artwork, fire extinguisher cabinets, plant containers, signage, etc.).

E.           THE FOLLOWING TASKS ARE TO BE PERFORMED WEEKLY:

1.	Detail vacuum all offices, cubicles, conference rooms and traffic areas in Tenant suites. Vacuum under desks.
2.	Detail vacuum all common area hallways, lobbies, and cafeteria seating areas.
3.	Sweep and wet mop stairwells to remove stains. Dust handrails and other horizontal surfaces.
4.	Machine scrub tile, ceramic/stone/vinyl, flooring in cafeteria serving area only.
5.	Dust all uncluttered desktops, file cabinets, counters, sills and ledges up to 72”.
6.	Wash and disinfect all partitions in the lavatories.

7.	Inventory and order all paper & plastic supplies through Management approved vendor.

F.           THE FOLLOWING TASKS ARE TO BE PERFORMED MONTHLY:

1.	High dust all horizontal and vertical surfaces above 72”.
2.	Dust baseboards.
3.	Detail vacuum any upholstered chairs.
4.	Machine scrub cafeteria or building food service area stone/ceramic flooring.
5.	Site inspections with the property manager or assistant.

G.           THE FOLLOWING TASKS ARE TO BE PERFORMED QUARTERLY:

1.	Clean all ceiling diffusers, vents, and radiant heaters.
2.	Spray-buff all resilient tile floors if needed throughout the building.
3.	Wipe all venetian blinds with a treated cloth to remove dust.
4.	Clean all interior partition glass.
5.	Wash and disinfect all ceramic tile walls in the lavatories.

H.           THE FOLLOWING TASKS ARE TO BE PERFORMED ANNUALLY:

1.	Strip and refinish the hard surface VCT or ceramic tile flooring if needed.
2.	Machine scrub ceramic tile flooring in lavatories and cafeteria and refinish with three coats of a low slip, high traffic sealer or other process as recommended by the flooring manufacturer.
3.	Carpet shampooing of all common areas using Rotary/Extraction Method

I.            PERIODIC CLEANING SERVICES (WEEKLY):

1.	Sanitize all telephones as requested.
2.	Remove finger marks and smudges on exterior surfaces of refrigerated units (no defrosting or interior cleaning).
3.	Spot wipe interior doors and light switches.
4.	Low dust furniture.
5.	Complete vacuuming of all floor surfaces

J.           STRIPPING & RE-COATING

Strip and re-coat resilient tiled areas per the following schedule.  Move all light furniture such as chairs, waste receptacles, etc., and replace them at conclusion of service.  Remove excess floor finish build-up.  The designated floor area as listed below shall then be re-coated using two (2) coats of a U.L. approved floor seal and three (3) coats of floor finish.

K.           CARPET SHAMPOOING SERVICES

One or more of the following methods, using commercial and Underwriters Laboratory approved material will be utilized.

1.
Rotary Method: This method employs a floor machine and a shower fed brush.  A detergent solution is driven is driven into the pile by the brush.  This action emulsifies the oil film on the fibers and releases the trapped dirt particles.

2.
Extraction Method: This method employs pressure pumps to apply the cleaners and high-power vacuums to remove the soil in one pass.  The overall appearance of the carpet is improved because there is less soil and residue left in the carpet when the process is completed.

3.	Bonnet: This method utilizes a solvent-saturated cotton pad in conjunction with a rotary floor machine and is designed for the removal of light or surface soiling.
4.
Rotary and Extraction Method: this is the ultimate in carpet cleaning because the carpet is first deep cleaned by the rotary method then soil and residue is picked up and removed by the extraction method.

EXHIBIT G
CONFIRMATION OF COMMENCEMENT DATE

THIS CONFIRMATION AGREEMENT is made and agreed upon as of this _____ day of _____________, 2010, by and between SMIII WOODBRIDGE PLAZA, LLC, a Delaware limited liability company (the “Landlord”), and CAREADVANTAGE, INC., a Delaware corporation (the “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have previously entered into that certain lease agreement dated December 28, 2009 (the “Lease”), covering certain premises located in Woodbridge Corporate Plaza, 485 Route 1 South, Building A, a portion of  the second (2nd) floor, Iselin, New Jersey 08830, as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the term of the Lease;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto mutually agree as follows:

1.           For the purpose of confirming the establishment of the Commencement Date, as required by the provisions of the Lease, Landlord and Tenant hereby agree that:

a.           The date of __________________, ____, is hereby established as the “Commencement Date” referred to in the Lease; and

b.           The date of ___________________, ____, is hereby established as the “Expiration Date” referred to in the Lease.

2.           The Rentable Area of the Premises is 6,189 square feet and the Rentable Area of the Building is 83,768 square feet.

3.           Tenant’s Proportionate Share, as defined in the Lease, as of the Commencement Date, is 7.39%.

4.           This Confirmation Agreement and each and all provisions hereof shall inure to the benefit of, or bind, as the case may require, the parties hereto and their respective heirs, successors and assigns.

G-1

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first written above.

TENANT:
CAREADVANTAGE, INC.,
a Delaware corporation

By:
Name:
Its:

LANDLORD:
SMIII WOODBRIDGE PLAZA, LLC,
a Delaware limited liability company

By: KBS Realty Advisors, LLC,
as Agent

By:
Name: Charles A. Valentino
Its: Senior Vice President

G-2

EXHIBIT H
INTENTIONALLY OMITTED

H-1

EXHIBIT I
PARKING PLAN

I-1

RONSON ROAD
BUILDING - 'B'
BUILDING - 'A'
ROUTE ONE
CARE Advantage Reserved parking

I-2